Filed pursuant to Rule 424(b)(5)

Registration No. 333-292540

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 2, 2026)

RECON TECHNOLOGY, LTD

Up to $100,000,000

Class A Ordinary Shares

We have entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Pacific Century Securities LLC (“PCS” or the “Sales Agent”), dated July 28, 2026, relating to the sale of our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares, having an aggregate offering price of up to $100,000,000 from time to time through or to PCS as sales agent or principal. As calculated pursuant to Instruction I.B.1 of Form F-3, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 under the Securities Act) of the Company held by persons other than affiliates of the Company (the “Non-Affiliate Shares”), was approximately $117,104,268.44 (calculated based on 70,627,426 outstanding shares of Class A Ordinary Shares as of April 16, 2026, of which 68,083,877 shares were Non-Affiliate Shares, and a price per share of $1.72, which was the closing price of the Class A Ordinary Shares on the Nasdaq Capital Market on March 2, 2026, a date within 60 days prior to April 16, 2026). Because our public float exceeds $75 million, we are not subject to the offering limitations of General Instruction I.B.5 of Form F-3, and this prospectus supplement is not limited by the one-third public float cap thereunder.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market offerings” (the “ATM Offering(s)”) as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a commission rate of up to 3.5% of the gross proceeds of each sale of the registered Class A Ordinary Shares pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Sales Agent in connection with the sale of the Class A Ordinary Shares on our behalf. The Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RCON.” On July 27, 2026, the closing price of the Class A Ordinary Shares on the Nasdaq Capital Market was $0.48 per share. As of July 28, 2026, our authorized share capital is US$320,000, divided into 3,000,000,000 Class A Ordinary Shares, par value US$0.0001 per share, and 200,000,000 Class B Ordinary Shares, par value US$0.0001 per share. As of the same date, 70,627,426 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares were issued and outstanding.

We are a Cayman Islands holding company. We are not a Chinese operating company, and we do not conduct business operations directly in China. All China operations are conducted by our subsidiaries established in the People’s Republic of China (“PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”), and by our contractual arrangements with variable interest entities, or “VIEs,” and the VIEs’ subsidiaries located in China. This is an offering of the Securities of the Cayman Islands holding company, which does not conduct operations. This structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies, pursuant to which U.S. GAAP accounting rules require us to consolidate such VIEs’ financial results in our financial statements. VIE structures are generally used where Chinese law prohibits direct foreign investment in the operating companies. Investors may never directly hold equity interests in the Chinese operating companies. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to Recon Technology, Ltd, a Cayman Islands exempted limited company, together with our subsidiaries. “Our subsidiaries” refer to Recon Investment Ltd., Recon Hengda Technology (Beijing) Co. Ltd., Shandong Recon Renewable Resources Technology Co., Ltd. and Guangxi Recon Renewable Resources Co., Ltd. or Recon-IN, Recon-BJ, Recon-SD, and Recon-GX, respectively. “VIEs” refers to the PRC variable interest entities and their subsidiaries (Nanjing Recon Technology Co., Beijing BHD Petroleum Technology Co., Gan Su BHD Environmental Technology Co. Ltd, Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd., and Future Gas Station (Beijing) Technology, Ltd., or “Nanjing Recon,” “BHD,” “Gan Su BHD,” “HH BHD,” and “FGS” respectively). You are not investing in Nanjing Recon, BHD, Gan Su BHD, HH BHD, or FGS. Instead, we entered into certain contracts (the “VIE Agreements”) dated April 1, 2019, which are used to provide investors exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. A wholly foreign-owned entity (“WFOE”) is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon-BJ is a WFOE wholly owned by us through our subsidiary, Recon-IN, a Hong Kong limited company. As a result of our direct ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE for accounting purposes. It should also be noted that, on July 10, 2025, Recon-BJ re-signed a series of VIE agreements with BHD and Nanjing Recon, respectively.

We mainly conduct our business through the VIEs, Nanjing Recon, BHD and their respective subsidiaries by means of Contractual Arrangements. Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations regarding VIEs and the VIE structure, including but not limited to regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIEs. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and as a result the value of Securities may depreciate significantly or become worthless. At the time of this filing, the Contractual Agreements have not been tested in a court of law.

For U.S. GAAP purposes, each VIE has its own operating cash flow. Cash flow between our Company and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in purchase of materials and payment of operating expenses and investments. In addition, the VIEs occasionally make payments on our behalf when we experience a cash shortage. For the fiscal years ended June 30, 2025, 2024 and 2023, the net cash transferred from the Company to the VIEs were RMB 92,151,863, RMB84,211,565 and RMB69,562,912, respectively. There were no cash transferred from the VIEs to the Company or fees paid on behalf of the Company by the VIEs during the years ended June 30, 2025, 2024 and 2023. Neither we nor the VIEs have present plans to distribute earnings or settle amounts owed under the Contractual Agreements. Cash in the VIEs are expected to be retained for business growth and operation. No dividends or distributions have been declared to pay to us from our subsidiaries or the VIEs. No dividends or distributions were made to any U.S. investors.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company’s and VIEs’ operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the PRC State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. Furthermore, the Chinese education sector is going through a series of reforms and new laws and guidelines have been recently promulgated and released to regulate our industry. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by the Company, the Company’s subsidiaries in China or the VIE to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange because the Company and the VIEs are not involved in the education industry and do not maintain data of more than 1 million users; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. See “Risk Factors - Risks Related to Doing Business in China.”

Our Securities may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021 and referred to the House Committee on Financial Services. If signed into law, the AHFCAA would amend the HFCAA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, thereby reducing the time before our securities may be prohibited from trading or delisted.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Enrome LLP is not subject to the Determination Report issued on December 16, 2021.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

Our auditor is currently subject to PCAOB inspections, and the PCAOB is able to inspect our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, has been inspected by the PCAOB on a regular basis and subject to PCAOB inspection. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Enrome LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA Act, as the same may be amended, or if the agreement between the PCAOB and the CSRC on August 26, 2022 does not succeed, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA Act. See “Risk Factors — Risks Related to Doing Business In China – The recent joint statement by the SEC, proposed rule changes submitted by NASDAQ, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations share price and reputation.” for more information.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about factors you should consider before buying our Class A Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Pacific Century Securities, LLC

The date of this prospectus supplement is July 28, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relates to part of a registration statement on Form F-3, as amended (File No. 333-292540), that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $300,000,000. As of July 27, 2026, we have not sold any of our securities under that shelf registration statement. We sometimes refer to the Class A Ordinary Shares as the “securities” throughout this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Class A Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $100,000,000 of our Class A Ordinary Shares through the Sales Agent. These sales, if any, will be made pursuant to the terms of the Sales Agreement, entered into between us and the Sales Agent on July 27, 2026, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Room 601, No. 1 Shui’an South Street, Chaoyang District, Beijing, 100012, People’s Republic of China. The telephone number of our principal executive office is +86 (10) 8494-5799.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, “we,” “us,” “our,” the “Company”, “RCON”, and “Recon” refer to Recon Technology, Ltd.

Our reporting currency is the U.S. dollar and references to “dollars” or “$” are to U.S. dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.

We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Our Company – Overview

We are a Cayman Islands exempted limited company with subsidiaries established in the People’s Republic of China (“PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”). Our subsidiaries have contractual arrangements with PRC variable interest entities, or “VIEs,” and the VIEs’ subsidiaries. These VIEs are Chinese companies that provide hardware, software, and on-site services to companies in the petroleum mining, extraction and sales of refined oil industry in the PRC. To this end, our company and our subsidiaries, Recon Investment Ltd. (“Recon-IN”), Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”), Shandong Recon Renewable Resources Technology Co., Ltd. (“Recon-SD”) and Guangxi Recon Renewable Resources Co. (“Recon-GX”) are contractually engaged with the following PRC VIE companies and their subsidiaries: Nanjing Recon Technology Co., Beijing BHD Petroleum Technology Co., Gan Su BHD Environmental Technology Co. Ltd, Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd., and Future Gas Station (Beijing) Technology, Ltd., or “Nanjing Recon,” “BHD,” “Gan Su BHD,” “HH BHD,” and “FGS” respectively, which provide services designed to automate and enhance the extraction of and facilitate the sale of petroleum products.

We believe that one of the most important advancements in China’s petroleum industry has been the automation of significant segments of the exploration and extraction process. The Domestic Companies’ and our automation products and services allow petroleum mining and extraction companies to reduce their labor requirements and improve the productivity of oilfields. The Domestic Companies’ solutions allow customers to locate productive oilfields more easily and accurately, improve control over the extraction process, increase oil yield efficiency in tertiary stage oil recovery, and improve the transportation of crude oil.

Our principal executive offices are located at Room 601, No. 1 Shui’an South Street, Chaoyang District, Beijing, 100012, People’s Republic of China. Our telephone number at this address is +86 (10) 8494-5799. Our Class A Ordinary Shares are traded on the NASDAQ Capital Market under the symbol “RCON.”

Our Internet website, www.recon.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and current reports on Form 6-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

Our Corporate Structure

The following charts summarize our corporate legal structure and identify our subsidiaries, the VIEs and their subsidiaries as of the date of this prospectus.

Recon Technology, Ltd.
(Cayman Islands)
100% ownership
Recon Investment Ltd./Recon-IN
(Hong Kong)
Outside Mainland China
Inside Mainland China
100% ownership
100% ownership
100% ownership
Recon Hengda Technology (Beijing) Co., Ltd.
/Recon-BJ
Shandong Recon Renewable Resources
Technology Co., Ltd /Recon-SD
Guangxi Recon Renewable Resources
Technology Co., Ltd /Recon-GX
VIE Agreements
VIE Agreements
Nanjing Recon Technology Co., Ltd.
/Nanjing Recon
Beijing BHD Petroleum Technology Co., Ltd.
/BHD
25.5% ownership*
25.5% ownership*
100% ownership
Future Gas Station (Beijing) Technology, Ltd.
/ FGS
Huang Hua BHD Petroleum Equipment
Manufacturing Co. Ltd.
/HH BHD
19% ownership
51% ownership
75% ownership
19% ownership
Gan Su BHD Environmental Technology Co. Ltd.
/Gan Su BHD
Hebei Mashiji New Energy Technology Co., Ltd.
/MSJ**
Qing Hai BHD New Energy Technology Co., Ltd.
/Qing Hai BHD*

* Qing Hai BHD was closed and has been deregistered from the Chinese Industrial and Commercial System on September 2025.

** BHD transferred out 51% of MSJ’s equity interest in September 2025.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents, or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares, having an aggregate offering price of up to $100,000,000.

Plan of distribution	“At the market offering” that may be made from time to time through or to PCS, as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Ordinary Shares to be outstanding after this offering	278,960,759 Class A Ordinary Shares, assuming sales of 208,333,333 Class A Ordinary Shares in this offering at an offering price of $0.48 per share, which was the closing price of the Class A Ordinary Shares on the Nasdaq Capital Market on July 27, 2026, and 20,000,000 Class B Ordinary Shares. The actual number of Class A Ordinary Shares outstanding after this offering will vary, depending on the sales price in this offering.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include but not limited to working capital, operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in the Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Transfer agent and registrar	VStock Transfer, LLC

Nasdaq Capital Market symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RCON.”

Unless otherwise noted, the number of shares outstanding is based on 70,627,426 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares outstanding as of July 28, 2026, and excludes 47,964 Class A Ordinary Shares issuable upon the exercise of outstanding warrants.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Special Note Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the offering price of the Class A Ordinary Shares being offered is higher than the book value per Class A Ordinary Share, you will suffer immediate dilution in the net tangible book value of the Class A Ordinary Shares you purchase in this offering. Assuming that an aggregate of 208,333,333 Class A Ordinary Shares are sold during the term of the Sales Agreement, at a price of $0.48 per share (the reported closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on July 27, 2026), for aggregate gross proceeds of approximately $100,000,000 and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.54 per share , with respect to the net tangible book value of the Class A Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Class A Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Class A Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the Class A Ordinary Shares during the sales period and limits, we set with the Sales Agent. In addition, the price at which Class A Ordinary Shares are sold by the Sales Agent., from time to time, will be dependent on the market price of our Class A Ordinary Shares and, as a result, purchasers of our Class A Ordinary Shares that are sold under the Sales Agreement may purchase such Class A Ordinary Shares at different prices.

A substantial number of our Class A Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Class A Ordinary Shares to decline.

We may sell an aggregate of up to $100,000,000 of Class A Ordinary Shares during the term of the Sales Agreement with the Sales Agent. Such sale and any future issuances or sales of a substantial number of Class A Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Class A Ordinary Shares. Such sale and any future issuances or sales of a substantial number of Class A Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Class A Ordinary Shares.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Class A Ordinary Shares may be volatile.

The market price of the Class A Ordinary Shares has fluctuated in the past and may continue to be volatile. Consequently, the current market price of the Class A Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Class A Ordinary Shares.  Because sales under this offering may occur from time to time over an extended period and at prevailing market prices, the market price of our Class A Ordinary Shares may decline significantly during the offering period or after the offering has been completed, including as a result of sales of Class A Ordinary Shares made under this prospectus supplement or the perception that such sales may occur. As a result, investors who purchase Class A Ordinary Shares at different times will likely pay different prices and may experience substantial declines in the value of their shares, and there can be no assurance that the market price will not fall below the price you paid.

We do not anticipate paying any cash dividends in the foreseeable future.

We have no plan to declare or pay any dividends in the foreseeable future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

The Class A Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our Class A Ordinary Shares are trading below the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market, and if we are unable to regain compliance within the applicable compliance period(s), our Class A Ordinary Shares could be delisted.

The closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on July 27, 2026 was $0.48, below the $1.00 minimum bid price required for continued listing under Nasdaq Listing Rule 5550(a)(2). On May 4, 2026, we received a notice from the Listing Qualifications staff of Nasdaq notifying us that, because the closing bid price of our Class A Ordinary Shares had been below $1.00 per share for 30 consecutive business days, we were no longer in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). The notice had no immediate effect on the listing of our Class A Ordinary Shares, which continue to trade on the Nasdaq Capital Market under the symbol “RCON.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until November 2, 2026, to regain compliance. To regain compliance, the closing bid price of our Class A Ordinary Shares must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period. If we do not regain compliance by November 2, 2026, we may be eligible for an additional 180-day compliance period, or Nasdaq may issue a delisting determination, which we could appeal to a Nasdaq hearings panel. At our annual general meeting of shareholders held on February 13, 2026, our shareholders authorized our board of directors, in its absolute discretion, to effect one or more reverse share splits of our Class A Ordinary Shares at a cumulative exchange ratio of up to one-for-eight thousand (1:8,000) in the aggregate, at such time or times and at such ratio or ratios as the board may determine within two years following the meeting, which our board may implement in an effort to regain compliance with the minimum bid price requirement. Investors should be aware that, under Nasdaq Listing Rule 5810(c)(3)(A)(iii), if the closing bid price of our Class A Ordinary Shares is $0.10 or less for ten consecutive trading days during any bid price compliance period, Nasdaq will issue a delisting determination with respect to our Class A Ordinary Shares, notwithstanding any otherwise available compliance period. In addition, under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if we fail to meet the minimum bid price requirement and we have effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, we will not be eligible for any compliance period and Nasdaq will issue a delisting determination. As a result, these rules may limit the size and frequency of any reverse share split we may effect to regain compliance, and any such reverse share split may not enable us to regain or maintain compliance with the minimum bid price requirement. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement, whether through a reverse share split or otherwise. Sales of our Class A Ordinary Shares in this offering at prices below $1.00 per share could contribute to downward pressure on the market price of our Class A Ordinary Shares. If our Class A Ordinary Shares were to be delisted from Nasdaq, the liquidity and market price of our Class A Ordinary Shares would likely decline materially, and our ability to raise capital, including pursuant to the Sales Agreement, would be materially impaired.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We may issue and sell our Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 from time to time under the Sales Agreement. Because our public float exceeds $75 million, we are not subject to the offering limitations of General Instruction I.B.5 of Form F-3, and this offering is not limited by the one-third public float cap thereunder. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include working capital, operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

None of our subsidiaries made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”). For a more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see our audited consolidated financial statements (“CFS”) as of and for the fiscal years ended June 30, 2025 and 2024 included in the 2025 Annual Report.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	December 31, 2025
	(a) Actual	(b) Pro Forma(1)	(c) Pro Forma As Adjusted(2)(3)
	US$	US$	US$
Equity
Class A Ordinary Shares, $0.0001 US dollar par value, 500,000,000 shares authorized; 10,627,426 shares and 10,627,426 shares issued and outstanding as of June 30, 2025 and December 31, 2025, respectively	14,521	20,521	41,354
Class B Ordinary Shares, $0.0001 US dollar par value, 80,000,000 shares authorized; 20,000,000 shares and 20,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2025, respectively	2,007	2,007	2,007
Additional paid-in capital(2)	99,943,266	117,867,266	212,087,861
Statutory reserves	593,289	593,289	593,289
Accumulated deficit	(38,426,971)	(38,426,971)	(38,426,971)
Accumulated other comprehensive gain	4,278,860	4,278,860	4,278,860
Total Recon Technology, Ltd’s equity	66,404,972	84,334,972	178,576,401

(1)	Giving effect to the issuance of 60,000,000 Class A ordinary shares in a PIPE transaction on April 16, 2026.

(2)	Gives effect to completion of the offering and to reflect the application of the proceeds.

(3)

On a pro forma as adjusted basis to reflect the issuance and sale of up to 208,333,333 Shares by us in this offering at an assumed offering price of US$0.48 per Share, which was the Nasdaq closing price of our Class A Ordinary Shares on July 27, 2026, after deducting the placement agent fees and the estimated offering expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Class A Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2025 was approximately $5.66, or $5.66 per share. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 11,738,538, which is the sum of the number of Class A Ordinary Shares outstanding and one-eighteenth of the number of Class B Ordinary Shares outstanding as of December 31, 2025.

After giving effect to the issuance of 60,000,000 Class A ordinary shares in a PIPE transaction on April 16, 2026, our net tangible book value per share would have been $1.18, representing a decrease of $4.48 from $5.66 per share as of December 31, 2025.

After giving effect to the sale of 208,333,333 shares of our Class A Ordinary Shares in this offering at an assumed offering price of $0.48 per share, the closing price of our Ordinary Shares on Nasdaq on July 27, 2026, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $0.54, or $0.54 per share. This would represent an immediate decrease in net tangible book value of $0.64 per share to existing stockholders and immediate accretion of $0.15 per share to investors purchasing our Ordinary Share in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

The following table illustrates this dilution on a per Class A Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Class A Ordinary Shares sold, and other terms of the offering determined at the times our Class A Ordinary Shares are sold pursuant to this prospectus. The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed offering price per Class A Ordinary Share	$0.48
Net tangible book value per Class A Ordinary Share as of December 31, 2025	$5.66
Pro forma net tangible book value per Class A Ordinary Share after the April 2026 PIPE	$1.18
Pro forma as adjusted net tangible book value per Class A Ordinary Share after offering	$0.54
Decrease in pro forma as adjusted net tangible book value per Ordinary Share attributable to investors purchasing Class A Ordinary Shares in this offering	$0.64
Accretion per Ordinary Share to investors purchasing Class A Ordinary Shares in the offering	$0.16

The above discussion and table are based on 10,627,426 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares outstanding as of December 31, 2025. To the extent that we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional Class A Ordinary Shares in the future, there may be further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into that certain At-The-Market Issuance Sales Agreement with Pacific Century Securities LLC (the “Sales Agent”) under which we may issue and sell shares of our Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 (“Placement Shares”) from time to time, at prevailing market prices, subject to any minimum price we specify in a placement notice, through the Sales Agent. The sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange or any other method permitted under applicable law. The Sales Agreement will remain in full force and effect unless and until terminated in accordance with its terms. We may terminate the Sales Agreement in our sole discretion upon five business days’ prior written notice. The Sales Agent may terminate the Sales Agreement, as to itself, upon written notice upon the occurrence of certain specified events, including the occurrence of a material adverse effect, certain disruptions or adverse changes in the financial markets, the suspension or limitation of trading in our Class A Ordinary Shares, and certain other events described therein. In addition, the Sales Agreement will automatically terminate upon the issuance and sale of all of the Placement Shares through the Sales Agent, and may be terminated at any time by mutual agreement of the parties.

Each time that we wish to issue and sell shares of our Class A Ordinary Shares under the Sales Agreement, we will provide the Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the number of shares of Class A Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. The placement notice shall originate from the Company and will be effective immediately upon receipt by the Sales Agent unless and until (i) the Sales Agent declines to accept the terms contained therein, for any reason, in its sole discretion, (ii) the entire amount of shares subject to the placement notice has been sold, (iii) we suspend or terminate the placement notice in our sole discretion, (iv) we issue a subsequent placement notice with parameters superseding those of the earlier placement notice, or (v) the Sales Agreement is terminated. Upon receipt of a placement notice, and subject to its terms, the Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Sales Agent may suspend the offering of Class A Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

The Sales Agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which shares of our Class A Ordinary Shares are sold through the Sales Agent under the Sales Agreement. Each confirmation will include the number of shares sold on such day, the compensation payable by the Company to the Sales Agent for such sales, and the net proceeds payable to the Company, with an itemization of the deductions made by the Sales Agent from the gross proceeds that it receives from such sales.

Unless otherwise specified in the applicable placement notice, settlement for sales of Class A Ordinary Shares under the Sales Agreement will occur on the first trading day following the date on which such sales are made (or on such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means as we and the Sales Agent may agree upon.

Without the prior written consent of the Sales Agent, we will not offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Ordinary Shares  (other than the Placement Shares offered pursuant to the Sales Agreement) or securities convertible into or exchangeable for Class A Ordinary Shares, warrants or any rights to purchase or acquire Class A Ordinary Shares, during the period beginning on the date on which any placement notice is delivered to the Sales Agent and ending on the second trading day immediately following the final settlement date with respect to Placement Shares sold pursuant to such placement notice (or, if the placement notice has been terminated or suspended prior to the sale of all Placement Shares covered thereby, the date of such suspension or termination). In addition, we will not directly or indirectly, in any other “at the market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Ordinary Shares (other than the Placement Shares) or securities convertible into or exchangeable for Class A Ordinary Shares, warrants or any rights to purchase or acquire Class A Ordinary Shares, prior to the termination of the Sales Agreement. These restrictions will not apply to the issuance, grant or sale of: (i) Class A Ordinary Shares, options to purchase Class A Ordinary Shares or Class A Ordinary Shares issuable upon the exercise of options or the exercise or vesting of other equity awards, pursuant to any stock option, other equity incentive plan, benefits plan, stock ownership plan or dividend reinvestment plan (but not Class A Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Class A Ordinary Shares issuable upon conversion or exchange of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Sales Agent, including our Class B Ordinary Shares and warrants to purchase Class A Ordinary Shares; (iii) Class A Ordinary Shares, or securities convertible into or exercisable for Class A Ordinary Shares, offered and sold in a privately negotiated transaction to vendors, customers, lessors, strategic partners, acquisition targets or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Class A Ordinary Shares hereby; and (iv) Class A Ordinary Shares issued in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership). Nothing in the Sales Agreement restricts our ability to file a registration statement with the SEC.

Fees and Expenses

We will pay the Sales Agent commissions for its services in acting as our sales agent in the sale of our Class A Ordinary Shares pursuant to the Sales Agreement. The Sales Agent will be entitled to compensation at a commission rate of up to 3.5% of the gross proceeds from the sale of our Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. We have also agreed to pay the expenses incident to the performance of our obligations under the Sales Agreement, and to reimburse the reasonable and documented out-of-pocket fees and disbursements of the Sales Agent’s legal counsel in an amount (i) not to exceed $100,000 in connection with the offering, which is payable whether or not we elect to sell any Class A Ordinary Shares under the Sales Agreement, and (ii) including the legal fees incurred by the Sales Agent in connection with updating due diligence in connection with the offering equal to $10,000 per update (including each filing of an annual report on Form 20-F and a report on Form 6-K containing interim financial statements).

We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agent, and certain expenses reimbursable to the Sales Agent, under the terms of the Sales Agreement, will be approximately $100,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Regulation M

In connection with the sale of our Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts.

The Sales Agent will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act or the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilize our Class A Ordinary Shares.

Indemnification

We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Sales Agent may be required to make in respect of such liabilities.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RCON.”

Other Relationships

In the ordinary course of its business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Kaufman & Canoles, P.C. is acting as counsel to our company regarding U.S. securities law. Campbells LLP is acting as counsel to our company regarding Cayman Islands law. The validity of the Class A Shares offered hereby will be passed upon for us by Campbells LLP. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Kaufman & Canoles, P.C. may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law and on Campbells LLP with respect to matters governed by Cayman law. Certain legal matters regarding U.S. securities law in connection with this offering will be passed upon for the Sales Agent by McCarter & English, LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus for the years ended June 30, 2025 and 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and file annual reports on Form 20-F and furnish reports on Form 6-K and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference  into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 15, 2025;

(2)	the Company's Current Reports on Form 6-K, filed with the SEC on December 30, 2025, February 18, 2026, March 13, 2026, April 16, 2026, and May 6, 2026.

(3)	the description of our Class A Ordinary Shares contained in our registration statement on Form 8-A12B filed with the SEC on July 15, 2009, as amended by the Form 8-A12B/A filed with the SEC on June 14, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Recon Technology, Ltd

Room 601, No. 1 Shui’an South Street

Chaoyang District, Beijing, 100107

People’s Republic of China

+86 (10) 8494-5799

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

RECON TECHNOLOGY, LTD

PROSPECTUS

$300,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Rights

Units

We may offer to sell, from time to time, in one or more offerings: Class A Ordinary Shares; warrants to purchase Class A Ordinary Shares; rights to purchase Class A Ordinary Shares, warrants or other securities; and units of Class A Ordinary Shares, rights or warrants, in any combination (the “Securities”). We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of rights or warrants.

The aggregate offering price of the securities issued under this prospectus may not exceed $300,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RCON.” On December 30, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.53 per Class A Ordinary Share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 23 to read about factors you should consider before buying our Ordinary Shares.

We are a Cayman Islands holding company. We are not a Chinese operating company, and we do not conduct business operations directly in China. All China operations are conducted by our subsidiaries established in the People’s Republic of China (“PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”), and by our contractual arrangements with variable interest entities, or “VIEs,” and the VIEs’ subsidiaries located in China. This is an offering of the Securities of the Cayman Islands holding company, which does not conduct operations. This structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies, pursuant to which U.S. GAAP accounting rules require us to consolidate such VIEs’ financial results in our financial statements. VIE structures are generally used where Chinese law prohibits direct foreign investment in the operating companies. Investors may never directly hold equity interests in the Chinese operating companies. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to Recon Technology, Ltd, a Cayman Islands exempted limited company, together with our subsidiaries. “Our subsidiaries” refer to Recon Investment Ltd., Recon Hengda Technology (Beijing) Co. Ltd., Shandong Recon Renewable Resources Technology Co., Ltd. and Guangxi Recon Renewable Resources Co., Ltd. or Recon-IN, Recon-BJ, Recon-SD, and Recon-GX, respectively. “VIEs” refers to the PRC variable interest entities and their subsidiaries (Nanjing Recon Technology Co., Beijing BHD Petroleum Technology Co., Gan Su BHD Environmental Technology Co. Ltd, Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd., and Future Gas Station (Beijing) Technology, Ltd., or “Nanjing Recon,” “BHD,” “Gan Su BHD,” “HH BHD,” and “FGS” respectively). You are not investing in Nanjing Recon, BHD, Gan Su BHD, HH BHD, or FGS. Instead, we entered into certain contracts (the “VIE Agreements”) dated April 1, 2019, which are used to provide investors exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. A wholly foreign-owned entity (“WFOE”) is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon-BJ is a WFOE wholly owned by us through our subsidiary, Recon-IN, a Hong Kong limited company. As a result of our direct ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE for accounting purposes. It should also be noted that, on July 10, 2025, Recon-BJ re-signed a series of VIE agreements with BHD and Nanjing Recon, respectively.

We mainly conduct our business through the VIEs, Nanjing Recon, BHD and their respective subsidiaries by means of Contractual Arrangements. Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations regarding VIEs and the VIE structure, including but not limited to regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIEs. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and as a result the value of Securities may depreciate significantly or become worthless. At the time of this filing, the Contractual Agreements have not been tested in a court of law.

For U.S. GAAP purposes, each VIE has its own operating cash flow. Cash flow between our Company and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in purchase of materials and payment of operating expenses and investments. In addition, the VIEs occasionally make payments on our behalf when we experience a cash shortage. For the fiscal years ended June 30, 2025, 2024 and 2023, the net cash transferred from the Company to the VIEs were RMB 92,151,863, RMB84,211,565 and RMB69,562,912, respectively. There were no cash transferred from the VIEs to the Company or fees paid on behalf of the Company by the VIEs during the years ended June 30, 2025, 2024 and 2023. Neither we nor the VIEs have present plans to distribute earnings or settle amounts owed under the Contractual Agreements. Cash in the VIEs are expected to be retained for business growth and operation. No dividends or distributions have been declared to pay to us from our subsidiaries or the VIEs. No dividends or distributions were made to any U.S. investors.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company’s and VIEs’ operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the PRC State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. Furthermore, the Chinese education sector is going through a series of reforms and new laws and guidelines have been recently promulgated and released to regulate our industry. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by the Company, the Company’s subsidiaries in China or the VIE to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange because the Company and the VIEs are not involved in the education industry and do not maintain data of more than 1 million users; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. See “Risk Factors - Risks Related to Doing Business in China.”

Our Securities may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021 and referred to the House Committee on Financial Services. If signed into law, the AHFCAA would amend the HFCAA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, thereby reducing the time before our securities may be prohibited from trading or delisted.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Enrome LLP is not subject to the Determination Report issued on December 16, 2021.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

Our auditor is currently subject to PCAOB inspections, and the PCAOB is able to inspect our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, has been inspected by the PCAOB on a regular basis and subject to PCAOB inspection. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Enrome LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA Act, as the same may be amended, or if the agreement between the PCAOB and the CSRC on August 26, 2022 does not succeed, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA Act. See “Risk Factors — Risks Related to Doing Business In China – The recent joint statement by the SEC, proposed rule changes submitted by NASDAQ, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations share price and reputation.” for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 23 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a shelf registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $300,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

Unless the context otherwise requires, all references in this prospectus to “Recon,” “we,” “us,” “our,” “the Company” or similar words refer to Recon Technology, Ltd, a Cayman Islands exempted limited company, together with our subsidiaries, Recon Investment Ltd. (“Recon-IN”), Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”), Shandong Recon Renewable Resources Technology Co., Ltd. (“Recon-SD”) and Guangxi Recon Renewable Resources Co. (“Recon-GX”). Separately, “VIEs” refers to the PRC variable interest entities and their subsidiaries (Nanjing Recon Technology Co., Beijing BHD Petroleum Technology Co., Gan Su BHD Environmental Technology Co. Ltd, Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd., and Future Gas Station (Beijing) Technology, Ltd., or “Nanjing Recon,” “BHD,” “Gan Su BHD,” “HH BHD,” and “FGS” respectively).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.

We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Our Company – Overview

We are a Cayman Islands exempted limited company with subsidiaries established in the People’s Republic of China (“PRC” or “China”) and in the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR” or “Hong Kong”). Our subsidiaries have contractual arrangements with PRC variable interest entities, or “VIEs,” and the VIEs’ subsidiaries. These VIEs are Chinese companies that provide hardware, software, and on-site services to companies in the petroleum mining, extraction and sales of refined oil industry in the PRC. To this end, our company and our subsidiaries, Recon Investment Ltd. (“Recon-IN”), Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”), Shandong Recon Renewable Resources Technology Co., Ltd. (“Recon-SD”) and Guangxi Recon Renewable Resources Co. (“Recon-GX”) are contractually engaged with the following PRC VIE companies and their subsidiaries: Nanjing Recon Technology Co., Beijing BHD Petroleum Technology Co., Gan Su BHD Environmental Technology Co. Ltd, Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd., and Future Gas Station (Beijing) Technology, Ltd., or “Nanjing Recon,” “BHD,” “Gan Su BHD,” “HH BHD,” and “FGS” respectively, which provide services designed to automate and enhance the extraction of and facilitate the sale of petroleum products.

We believe that one of the most important advancements in China’s petroleum industry has been the automation of significant segments of the exploration and extraction process. The Domestic Companies’ and our automation products and services allow petroleum mining and extraction companies to reduce their labor requirements and improve the productivity of oilfields. The Domestic Companies’ solutions allow customers to locate productive oilfields more easily and accurately, improve control over the extraction process, increase oil yield efficiency in tertiary stage oil recovery, and improve the transportation of crude oil.

Our principal executive offices are located at Room 601, No. 1 Shui’an South Street, Chaoyang District, Beijing, 100012, People’s Republic of China. Our telephone number at this address is +86 (10) 8494-5799. Our Class A Ordinary Shares are traded on the NASDAQ Capital Market under the symbol “RCON.”

Our Internet website, www.recon.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and current reports on Form 6-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

History and Development of the Company

The Company was incorporated under the laws of the Cayman Islands on August 21, 2007 by Mr. Yin Shenping, Mr. Chen Guangqiang and Mr. Li Hongqi (the “Founders”) as a company with limited liability. The Domestic Companies provide oilfield specialized equipment, automation systems, tools, chemicals and field services to petroleum companies mainly in the People’s Republic of China. The Company’s former wholly owned subsidiary, Recon Technology Co., Limited (“Recon-HK”) was incorporated on September 6, 2007 in Hong Kong. On November 15, 2007, Recon-HK established one wholly owned subsidiary, Jining Recon Technology Ltd. (“Recon-JN”) under the laws of the PRC, which was later dissolved on April 10, 2019 as part of our previously disclosed organizational restructuring. Recon-HK did not own any assets or conduct any operations and was dissolved on May 15, 2020. On November 19, 2010, the Company established another wholly owned subsidiary, Recon Investment Ltd. (“Recon-IN”) under the laws of Hong Kong. On January 18, 2014, Recon-IN established one wholly owned subsidiary, Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”) under the laws of the PRC. Other than the equity interest in Recon-BJ, Recon-IN does not own any assets or conduct any operations.

The following PRC legal entities are consolidated as variable interest entities (“VIEs”) for accounting purposes and operate in the Chinese oilfield equipment & service industry and energy industry and their subsidiaries:

1.	BHD;

2.	Nanjing Recon;

3.	Gan Su BHD;

4.	HH BHD; and

5.	FGS.

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in petroleum businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. On January 1, 2008, to protect our shareholders from possible future foreign ownership restrictions, the Founders, who also held the controlling interest of BHD and Nanjing Recon, reorganized the corporate and shareholding structure of these entities by entering into certain exclusive agreements with Recon-JN, which entitled Recon-JN to receive a majority of the residual returns. On May 29, 2009 Recon-JN and BHD and Nanjing Recon entered into an operating agreement to provide full guarantee for the performance of such contracts, agreements or transactions entered into by BHD and Nanjing Recon. As a result of the new agreement, Recon-JN absorbed 100% of the expected losses and received 90% of the expected net income of BHD and Nanjing Recon, which resulted in Recon-JN being the primary beneficiary of these Companies for accounting purposes.

Recon-JN also entered into Share Pledge Agreements with the Founders, who pledged all their equity interest in these entities to Recon-JN. The Share Pledge Agreements, which were entered into by each Founder, pledged each of the Founders’ equity interest in BHD and Nanjing Recon as a guarantee for the service payment under the Service Agreement.

The Service Agreement entered into on January 1, 2008, between Recon-JN and BHD and Nanjing Recon, obligated Recon-JN to provide technical consulting services to BHD and Nanjing Recon in exchange for 90% of their annual net income as a service fee.

On April 1, 2019, as part of our planned organizational restructuring, Recon-BJ entered into a series of VIE agreements with BHD and Nanjing Recon, respectively, under the same terms and conditions as that of the VIE agreements previously entered into by Recon-JN. As a result, the structuring of the VIEs for Recon-BJ effectively mirrored the same contractual arrangement with Recon-JN. Under general accounting principles, Recon-BJ bears all the economic risk of losses and receives 90% of the expected profits of BHD and Nanjing Recon, and consequently is considered the primary beneficiary of the VIEs. As part of the plan of reorganization, Recon-JN was dissolved on April 10, 2019. As Recon-JN’s parent company, Recon-HK did not own any assets or conduct any operations, and therefore was dissolved on May 15, 2020.

Following changes in shareholders of BHD and Nanjing Recon, on July 10, 2025, Recon-BJ re-signed a series of VIE agreements with BHD and Nanjing Recon, respectively. The new agreements stipulated that Recon-BJ will assume 100% of the expected losses of BHD and Nanjing Recon while receiving 95% of their projected net profits; all other terms and conditions remain unchanged from the VIE agreements executed by Recon-BJ in April 2019.

Based on the VIE agreements, we consolidated BHD and Nanjing Recon as VIEs as required by Accounting Standards Codification (“ASC”) Topic 810, Consolidation because we are the primary beneficiary of the VIEs. Management performs an ongoing reassessment of whether Recon-BJ was the primary beneficiary of BHD and Nanjing Recon.

On July 10, 2025, following recent changes to shareholders for Nanjing Recon and BHD, the various VIE agreements were required to be amended, restated, and re-registered with competent authorities. The re-executed VIE agreements were effected solely to update the identities of the registered individual shareholders of the VIEs, and the principal terms of the contractual arrangements remain unchanged. With respect to Nanjing Recon, in November 2020, Shenping Yin acquired all equity previously held by Guangqiang Chen. In January 2022, Shenping Yin made a capital contribution, and in March 2023, Yingwu Yan acquired all equity previously held by Degui Zhai.

With respect to BHD, in June 2019, Zhang Fan exited by transferring all of his equity to Guangqiang Chen; in September 2020 Mr. Yin exited by transferring all of his equity to Mr. Chen; and in 2024 and 2025 Mr. Yin subsequently re-entered and made additional capital contributions that diluted other holders.

As of the date of this report, Nanjing Recon is held by Shenping Yin (99.75%) and Yingwu Yan (0.25%), and BHD is held by Guangqiang Chen (85.93%), Shenping Yin (10.00%), Donglin Li (3.77%) and Zhiqiang Feng (0.30%). These updates do not affect the Registrant’s contractual control over the VIEs.

On August 28, 2000, a Founder of the Company purchased a controlling interest in BHD which was organized under the laws of the PRC on June 29, 1999. Through December 15, 2010, the Founders held a 67.5% ownership interest in BHD. From December 16, 2010 to June 30, 2012, Messrs. Yin Shenping and Chen Guangqiang held an 86.24% ownership interest of BHD. From June 30, 2012 to June 30, 2019, Mr. Chen Guangqiang continued to devote his personal patent to BHD and increased his ownership interest of BHD. As of the date of this registration statement, Messrs. Yin Shenping and Chen Guangqiang collectively hold a 91.62% ownership interest of BHD. BHD is combined with the Company through the date of the exclusive agreements, and has been consolidated since January 1, 2008, the date of the agreements based on ASC Topic 810. The Company allocates net income 90% and 100% loss, based upon the VIE agreements. Profits allocated to the minority interest are the remaining amount (10%).

On July 4, 2003, Nanjing Recon was organized under the laws of the PRC. On August 27, 2007, the Founders of the Company purchased a majority ownership of Nanjing Recon from a related party who was a majority owner of Nanjing Recon. Through December 15, 2010, the Founders held 80% ownership interest in Nanjing Recon. From December 16, 2010 to June 30, 2012, Messrs. Yin Shenping and Chen Guangqiang held 80% ownership interest of Nanjing Recon. Nanjing Recon is combined with the Company through the date of the exclusive agreements, and is consolidated following January 1, 2008, the date of the agreements based on ASC Topic 810. The Company allocates net income 90% and 100% loss, based upon the VIE agreements. Profits allocated to the non-controlling interest are the remaining amount (10%).

On January 29, 2015, we increased our authorized shares from 25,000,000 to 100,000,000 ordinary shares.

BHD, one VIE, controls following subsidiaries:

1)	On December 17, 2015, Huang Hua BHD Petroleum Equipment Manufacturing Co. LTD (“HH BHD”), a fully owned subsidiary established by BHD was organized under the laws of the PRC, focusing on the production of high efficiency heating furnaces. As of June 30, 2022, BHD had invested a total of ¥4.39 million ($0.65 million) to HH BHD. BHD owns an interest of 100% of HH BHD.

2)	On May 23, 2017, Gan Su BHD Environmental Technology Co., Ltd (“Gan Su BHD”) was established by BHD and another investor under the laws of the PRC, with registered capital of ¥50 million. It is focusing on oilfield sewage treatment and oily sludge disposal projects. As of June 30, 2019, BHD had invested a total of ¥9.3 million Gan Su BHD. The paid in capital was ¥15.48 million ($2.31 million) as of June 30, 2019. Based on its revised chapter dated August 11, 2017, BHD owns an interest of 51% of Gan Su BHD. The paid in capital was ¥22,935,000 ($3,551,489) as of June 30, 2021. On April 26, 2021, the minority shareholder of Gan Su BHD transferred 15.4% of the equity interest hold to BHD. On May 19, 2021, the minority shareholder transferred 3.6% equity shares and BHD transferred 15.4% equity shares of Gan Su BHD to Nanjing Recon. Thus, by June 30, 2021 and 2022, BHD owns an interest of 51% and Nanjing Recon owns an interest of 19% of Gan Su BHD.

3)	On October 16, 2017, Qing Hai BHD New Energy Technology Co., Ltd. (“Qinghai BHD”) was established by BHD and a few other investors under the laws of the PRC, with registered capital of ¥50 million. It is focusing on design and production and sales of solar energy heating furnaces. As of June 30, 2020, BHD had invested a total of ¥4.2 million to Qinghai BHD. The paid in capital was ¥4.2 million ($0.59 million) as of June 30, 2020. BHD owns an interest of 55% of Qinghai BHD. The paid in capital was ¥4,200,000 ($650,371) as of June 30,2021. BHD owned an interest of 55% of Qinghai BHD previously; however, based on an agreement signed by the shareholders of Qinghai BHD dated October 23, 2018, each of the other two individual shareholders agreed to reduce 10% of their equity interests. As a result, Qinghai BHD returned ¥200,000 paid in capital back to one of the individual shareholders. After the new arrangement, BHD owns a total interest of 75% of Qinghai BHD. In fiscal year 2025, the Company’s management approved a plan to cease operations and close Qinghai BHD. Qinghai BHD primarily sold heating furnaces to industrial clients similar to those of BHD’s equipment operations. The decision to close Qinghai BHD was made due to its poor operating performance and failure to expand its market. Qinghai BHD’s major operations was ceased by June 2025 and was fully wound down by the date of this report.

4)	On December 12, 2024, BHD and other investors incorporated Hebei Mashiji New Energy Technology Co., Ltd. (“MSJ”) under PRC law with a registered capital of ¥10 million (approximately USD 1.4 million). As of June 30, 2025, BHD owned a 70% equity interest in MSJ, having invested ¥700,000 ($97,716) for this interest. MSJ primarily produces and sells methanol fuel energy-enhancing additives for vehicles. To date, MSJ remains in the initial preparatory phase and is undertaking the procedures necessary for applying for the relevant product manufacturing license. On September 11, 2025, BHD transferred 51% of MSJ’s equity interest to a non-related investor, becoming a minority shareholder of MSJ. Accordingly, MSJ is no longer affiliated with BHD and by extension, the Company.

As the energy consumption market opened to private and foreign companies, and online payment technology developed, the Domestic Companies began to invest in the downstream of the oil industry. On December 15, 2017, BHD and Nanjing Recon entered into a subscription agreement with Future Gas Station (Beijing) Technology, Ltd (“FGS”), pursuant to which both BHD and Nanjing Recon acquired an 8% equity interest in FGS. Established in January 2016, FGS is a service company focusing on providing new technical applications and data operations to gas stations and provides solutions to gas stations to improve their operations and their customers’ experience. On August 21, 2018, BHD and Nanjing Recon entered into an investment agreement and a supplemental agreement (collectively, the “Investment Agreement”) with FGS and the other shareholders of FGS. Pursuant to the Investment Agreement, the VIEs’ ownership interest in FGS increased from 8% to 43%, in exchange for their investment in FGS for a total amount of RMB 10 million in cash and the issuance of 2,435,284 (135,294 shares post 2024 Reverse Split) restricted Ordinary Shares to the other shareholders of FGS with certain conditions. On September 24, 2019, the Company agreed to extend the agreement for six more months as negotiated with FGS to ensure the founding team can better meet its obligations under the agreement. On March 17, 2020, the Company, FGS and the other shareholders of FGS signed the third supplemental agreement to extend another 12 months to February 20, 2021 as the number of the gas stations was the only performance goal that was not achieved. As of June 30, 2020, we had invested an aggregate amount of RMB35,579,586 ($5,032,666) in FGS and issued 487,057 (27,059 shares post 2024 Reverse Split) restricted shares in total to other shareholders of FGS, and our ownership interest in FGS has increased to 43%.

On December 10, 2019, the Company’s board of directors approved to effect a one-for-five reverse stock split of its ordinary shares (the “Reverse Stock Split”) with the market effective date of December 27, 2019, such that the number of the Company’s ordinary shares is decreased from 100,000,000 to 20,000,000 and the par value of each ordinary share is increased from US$0.0185 to US$0.0925. As a result of the Reverse Stock Split, each five pre-split ordinary shares outstanding were automatically combined and converted to one issued and outstanding ordinary share without any action on the part of the shareholder.

On February 4, 2021, Nanjing Recon and BHD, entered into the fourth supplemental agreement to the investment agreement with FGS and FGS’ founding shareholders to acquire 8% equity ownership of FGS. As a result, Nanjing Recon and BHD collectively own 51% interest of FGS, with 25.5% ownership interests to each of Nanjing Recon and BHD. We began to consolidate the financial results of FGS beginning on February 2021, which is reflected in our financial results for the year ended June 30, 2021. Through the fourth supplemental agreement, the Nanjing Recon and BHD waived the requirement on FGS’ performances goal about the number of gas stations. Accordingly, Nanjing Recon and BHD agreed to pay for the balance of the investment and cancelled the related lock-up terms on the restricted shares, in exchange of additional 8% equity ownership of FGS. See “Our Corporate Structure” for more information illustrating the ownership interests between Nanjing Recon and BHD.

On April 5, 2021, at the 2021 annual meeting, to implement a dual class structure, our shareholders approved (i) a special resolution that the authorized share capital of the Company be amended from US$1,850,000, divided into 20,000,000 ordinary shares of a nominal or par value of US$0.0925 each, to US$15,725,000, divided into 150,000,000 Class A ordinary shares of a nominal or par value of US$0.0925 each and 20,000,000 Class B ordinary shares of a nominal or par value of US$0.0925 each, and (ii) a special resolution that the Third Amended and Restated Memorandum and Articles of Association of the Company to substitute the Second Amended and Restated Memorandum and Articles of Association. On April 7, 2021, the Company filed the Third Amended and Restated Memorandum and Articles of Association with the Companies Register of the Cayman Islands. Our Class A ordinary shares began to trade on the NASDAQ Capital Market on April 12, 2021 under the same symbol, “RCON.”

On June 3, 2021, we entered into a share exchange agreement with Starry Blockchain Energy Pte. Ltd. (“Starry”) and its controlling shareholders (the “Starry Controlling Shareholders”) to acquire 30% of the equity interest in Starry. Under the Agreement, the acquired 30% of the equity interest in Starry was valued at $3,000,000. As consideration for the 30% equity interest, the Company issued 316,345 unregistered, restricted Class A Ordinary Shares, based on $9.48 per share, the average closing price in the 30 trading days prior to the signing of the Agreement, to the Starry Controlling Shareholders. The acquisition closed on June 11, 2021.  On November 10, 2021, we agreed to terminate the share exchange agreement with Starry and the Starry Controlling Shareholders. Starry and the Starry Controlling Shareholders have refunded us the 316,345 unregistered, restricted Class A Ordinary Shares. Concurrently, we executed an exclusive technical consulting and service agreement with Starry to provide us with business consulting advice in exchange for 500,000 unregistered, restricted Class A Ordinary Shares, based on $2.13 per share, to Starry. The exclusive technical consulting and service agreement concluded on December 31, 2021.

On December 5, 2021, our board of directors and its compensation committee approved issuances of a total of 2,500,000 Class B Ordinary Shares from such shares reserved under the Company’s 2021 Equity Incentive Plan to directors and officers Shenping Yin and Guangqiang Chen. The compensation committee recommended and the board approved the Class B Ordinary Shares grants to Shenping Yin and Guangqiang Chen, each of whom has received a one-time share grant of 1,250,000 Class B Ordinary Shares. On February 28, 2022, our board approved an additional grant of 1,600,000 Class B shares to Shenping Yin and Guangqiang Chen, each of whom has received a one-time share grant of 800,000 Class B Ordinary Shares.

On March 9, 2023, our board approved an additional grant of 3,000,000 Class B shares to Shenping Yin and Guangqiang Chen, each of whom has received a one-time share grant of 1,500,000 Class B Ordinary Shares. On March 15, 2023, the Company signed a consulting agreement with a Company’s employee and some business consultants (the “Consultants”). As the service consideration, the Company issued 2,000,000 (111,111 shares post 2024 Reverse Split) restricted Class A Ordinary Shares to the Consultants as compensation for acting as advisors to the Company on new business exploration.

On January 31, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell securities to various purchasers (the “Purchasers”) in a private placement transaction (the “Private Placement”). Pursuant to the Securities Purchase Agreement, the Company agreed to transfer, assign, set over and deliver to the Purchasers and the Purchasers agree, severally and not jointly, to acquire from the Company in the aggregate 100,000,000 (5,555,559 shares post 2024 Reverse Split) of the Company’s Class A ordinary shares (the “Shares”) at $0.11 ($1.98 post 2024 Reverse Split) per share for $11,000,000. On February 2, 2024, the Company closed the Private Placement.

On February 26, 2024, the Company granted 6,255,483 (347,527 shares post 2024 Reverse Split, as defined below) restricted Class A shares and 12,900,000 restricted Class B shares to its management and staff. The fair value of the Class A restricted shares was $988,366 based on the fair value of share price $0.158 ($2.844 post 2024 Reverse Split) at February 26, 2024. The fair value of the Class B restricted shares was $2,130,000 based on the fair value of share price $0.17 at February 26, 2024.

On March 29, 2024, the Company’s shareholders approved the reverse shares split of the Company’s Class A Ordinary Shares at the ratio of one-for-eighteen with the market effective date of May 1, 2024 (the “2024 Reverse Split”). In connection with the reverse stock split, on March 29, 2024 the Company’s shareholder approved and authorized the Company’s registered office service agent to file the Fourth Amended and Restated Memorandum and Articles of Association with local registry, and change its authorized share capital from: US$15,725,000 divided into 150,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0925 each, and 20,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0925 each, to: US$58,000 divided into 500,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each and 80,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each (the “2024 change in capital structure”).

On March 31, 2025, the Company granted 2,263,194 restricted Class A Ordinary Shares to its management and staff. The fair value of the Class A restricted shares was $3,496,635 based on the fair value of share price $1.5450 at March 31, 2025.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus and the filings incorporated by reference before making an investment in our Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Doing Business in China

We are based in China and have the majority of our operations in China, so we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•	Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

•	Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

•	China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

•	The Chinese government may intervene or influence our operations at any time. See “Risk Factors – Risks Related to Doing Business in China – The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China.”

•	In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies listed or seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our continued listing on Nasdaq, financial condition, and results of operations.

•	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary ability to distribute profits to us, or otherwise materially and adversely affect us.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us or our management named in the prospectus based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

•	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Our Corporate Structure – Contractual Arrangements – Permission Required from the PRC Authorities for the VIEs’ Operation,” and “Risk Factors – Risk Related to Doing Business In China – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares.”

•	Rules and regulations in China can change quickly with little or no advance notice and their interpretation and the implementation involve uncertainty. See “Our Corporate Structure – Contractual Arrangements –Permission Required from the PRC Authorities for the VIEs’ Operation” under “Contractual Arrangements,” and “Risk Factors – Risks Related to Doing Business in China – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.”

•	If our public accounting firm does not permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect it within three years pursuant to the Holding Foreign Companies Accountable Act, we may be delisted.

•	The PRC government may issue further restrictive measures in the future.

•	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

•	We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

•	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

•	Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

•	The recent joint statement by the SEC, proposed rule changes submitted by NASDAQ, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations share price and reputation.

•	NASDAQ may apply additional and more stringent criteria for our continued listing.

Risks Related to our Corporate Structure

In addition to the risks described above, we are subject to general risks and uncertainties related to our Class A Ordinary Shares and our organizational structure, including, but not limited to, the following:

•	We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership in providing operational control.

•	We conduct our business through BHD, Nanjing Recon and their respective subsidiaries by means of Contractual Arrangements. These agreements have not been tested in a court of law. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

•	Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of Class A Ordinary Shareholders.

•	The dual class structure of our ordinary shares has the effect of concentrating voting control with holders of Class B Ordinary Shares.

•	Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to our offering.

•	Our Class B Ordinary Shares have stronger voting power than our Class A Ordinary Shares and certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

•	Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities. Our auditor, Enrome LLP is not subject to the determinations announced by the PCAOB on December 16, 2021.

Our Corporate Structure

The following charts summarize our corporate legal structure and identify our subsidiaries, the VIEs and their subsidiaries as of the date of this prospectus.

Recon Technology, Ltd.
(Cayman Islands)
100% ownership
Recon Investment Ltd./Recon-IN
(Hong Kong)
Outside Mainland China
Inside Mainland China
100% ownership
100% ownership
100% ownership
Recon Hengda Technology (Beijing) Co., Ltd.
/Recon-BJ
Shandong Recon Renewable Resources Technology Co., Ltd /Recon-SD
Guangxi Recon Renewable Resources Technology Co., Ltd /Recon-GX
VIE Agreements
VIE Agreements
Nanjing Recon Technology Co., Ltd.
/Nanjing Recon
Beijing BHD Petroleum Technology Co., Ltd.
/BHD
25.5% ownership*
25.5% ownership*
100% ownership
Future Gas Station (Beijing) Technology, Ltd.
/ FGS
Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd.
/HH BHD
19% ownership
51% ownership
75% ownership
19% ownership
Gan Su BHD Environmental Technology Co. Ltd.
/Gan Su BHD
Hebei Mashiji New Energy Technology Co., Ltd.
/MSJ**
Qing Hai BHD New Energy Technology Co., Ltd.
/Qing Hai BHD*

* Qing Hai BHD was closed and has been deregistered from the Chinese Industrial and Commercial System on September 2025.

** BHD transferred out 51% of MSJ’s equity interest in September 2025.

Contractual Arrangements

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in petroleum businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. In 2008, to protect our shareholders from possible future foreign ownership restrictions, our Founders signed a series of agreements with Recon-JN, BHD and Nanjing Recon, so Recon-JN became the primary beneficiary of BHD and Nanjing Recon for accounting purposes.

On April 1, 2019, as part of our planned organizational restructuring, Recon-BJ entered into a series of VIE agreements with BHD and Nanjing Recon, respectively, under the same terms and conditions as that of the VIE agreements previously entered into by Recon-JN. As a result, the VIEs were effectively transferred from Recon-JN to Recon-BJ.

Exclusive Technical Consulting Service Agreement

Pursuant to the exclusive technical consulting service agreement between Recon-BJ and each of BHD and Nanjing Recon dated April 1, 2019, Recon-BJ has the exclusive right to provide each of BHD and Nanjing Recon with technical support services, consulting services and other services, including granting use rights of intellectual property rights, software services, network support, database support, hardware services, technical support, employee training, research and development of technology and market information, business management consulting, marketing and promotion services, customer management and services, lease hardware and device, and the others necessary for each of BHD and Nanjing Recon’s needs. In exchange, Recon-BJ is entitled to a service fee that equals 90% of the expected profits of BHD and Nanjing Recon. Recon-BJ bears all the economic risk of losses. In addition to the services fee, each of BHD and Nanjing Recon may reimburse all reasonable costs, reimbursed payments and out-of-pocket expenses, paid or incurred by Recon-BJ in connection with its performance.

Under the exclusive technical consulting service agreement, without Recon-BJ’s prior written consent, each of BHD and Nanjing Recon agrees not to engage in any transaction which may materially affect its asset, business, employment, obligation, right or operation.

The exclusive technical consulting service agreement remains effective, unless terminated pursuant to the exclusive technical consulting service agreement or upon the written notice of Recon-BJ. Recon-BJ, BHD, and Nanjing Recon have deferred their respective service fees because each of BHD and Nanjing Recon have reported losses. Recon-BJ continues to accrue the payment obligations arising from the service fees. Above all else, these certain contractual arrangements are in keeping with corporate formalities to distinguish our operations in connection with Recon-BJ and the VIEs and their subsidiaries.

Exclusive Equity Interest Purchase Agreement

Pursuant to the amended and restated exclusive equity interest purchase agreement dated April 1, 2019, among Recon-BJ, each of BHD and Nanjing Recon and the shareholder who owned all the equity interests of each of BHD and Nanjing Recon, such shareholders grant Recon-BJ an exclusive right to purchase their equity interests in each of BHD and Nanjing Recon. The purchase price shall be the lowest price then permitted under applicable PRC laws. Recon-BJ or its designated person may exercise such right at any time to purchase all or part of the equity interests in each of BHD and Nanjing Recon until it has acquired all equity interests of each of BHD and Nanjing Recon, which is irrevocable during the term of the agreement.

The amended and restated exclusive equity interest purchase agreement remains in effect until all equity interests held by the shareholders have been transferred or assigned to Recon-BJ and/or any other person designated by Recon-BJ. However, Recon-BJ has the right to terminate these agreements unconditionally upon giving prior written notice to each of BHD and Nanjing Recon at any time.

Equity Interest Pledge Agreement

Pursuant to the amended and restated equity interest pledge agreement among the shareholders who owned all the equity interests of each of BHD and Nanjing Recon dated April 1, 2019, such shareholders pledge all of the equity interests in each of BHD and Nanjing Recon to Recon-BJ as collateral to secure the obligations of each of BHD and Nanjing Recon under the exclusive technical consulting service agreement and the amended and restated exclusive equity interest purchase agreement. The shareholders of each of BHD and Nanjing Recon are prohibited or may not transfer the pledged equity interests without prior consent of Recon-BJ unless transferring the equity interests to Recon-BJ or its designated person in accordance with the amended and restated exclusive equity interest purchase agreement.

The amended and restated equity interest pledge agreement shall come into force the date on which the pledged interests is recorded, under each of BHD and Nanjing Recon’s register of shareholders and is registered with competent administration for industry and commerce of each of BHD and Nanjing Recon until all of the liabilities and debts to Recon-BJ have been fulfilled completely by each of BHD and Nanjing Recon. Each of BHD and Nanjing Recon and the shareholders who owned all the equity interest of each of BHD and Nanjing Recon shall not terminate this agreement in any circumstance for any reason.

Shareholders’ Power of Attorney

Pursuant to the shareholders’ amended and restated power of attorney, all dated April 1, 2019, the shareholders of each of BHD and Nanjing Recon gives Recon-BJ irrevocable proxies to act on their behaves on all matters pertaining to each of BHD and Nanjing Recon and to exercise all of their rights as shareholders of each of BHD and Nanjing Recon, including the right to execute and deliver shareholder resolutions, to dispose any or all equity interests, to nominate, elect, designate, or appoint officers and directors, to supervise company’s performance, to approve submission of any registration documents, to attend shareholders meetings, to exercise voting rights and all of the other rights, to take legal actions against the harmful actions by directors or officers, to approve the amendments to the articles of association of the company, and any other rights under the articles of association of the company. The amended and restated power of attorney shall remain in effect while the shareholders of each of BHD and Nanjing Recon hold the equity interests in each of BHD and Nanjing Recon.

Based on the foregoing Contractual Arrangements, which authorize Recon-BJ to receive all of the VIEs’ expected residual returns, we account for each of BHD and Nanjing Recon as a VIE. Accordingly, we consolidate the accounts of each of BHD and Nanjing Recon, in accordance with Regulation S-X-3A-02 promulgated by the SEC and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Because we do not directly hold equity interest in the VIEs, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Ordinary Shares may depreciate significantly or become worthless.

Our Contractual Arrangements have not been tested in a court of law and may be less effective in providing control over each of BHD and Nanjing Recon than direct ownership. See “Risk Factors - We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership in providing operational control.” for more details.

We may also be subject to sanctions imposed by PRC regulatory agencies including the Chinese Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations. See “Risk Factors — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” for more details.

We are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. See “Risk Factors - We conduct our business through BHD, Nanjing Recon and their respective subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

Permission Required from the PRC Authorities for the VIEs’ Operation

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our Ordinary Shares to foreign investors. In addition, we, our subsidiaries, or the VIEs are not required to obtain permission or approval from the PRC authorities including CSRC or Cyberspace Administration of China for the VIEs’ operation, nor have we, our subsidiaries, or VIEs applied for or received any denial for the VIEs’ operation. The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen administration over illegal securities activities and the need to strengthen supervision with respect to overseas listings of Chinese companies. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may be announced or implemented with little or no advance notice. If we were required to obtain approval in the future, any failure to obtain such approval may materially and adversely impact our results of operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

Under the VIE Agreements, as a legal matter, if the VIEs or the Registered Shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. We may face challenges enforcing these contractual agreements due to legal uncertainties and jurisdictional limits. It is uncertain whether we, as a Cayman Islands exempted limited company, would be able to enforce (directly or through Recon-BJ) the VIE Agreements with the Domestic Companies in a court of law in China, either in in an action directly in China or in seeking to enforce a foreign judgment in China. The costs of seeking to enforce such VIE Agreements could be substantial, and the outcome of such litigation might not result in Recon enforcing such VIE Agreements. If such VIE Agreements were not enforced, investors in Recon could see the value of their securities decrease in value or become worthless.

Transfer of Cash in the VIEs

We are an exempted limited company incorporated in the Cayman Islands. If we determine to pay dividends on any of our Ordinary Shares in the future, as an exempted limited company, we will be dependent on receipt of funds from our Wholly Foreign Owned Enterprise (“WFOE”). A WFOE is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon Hengda Technology (Beijing) Co., Ltd (“Recon-BJ”) is a WFOE wholly owned by Recon Investment Ltd. (“Recon-IN”), a Hong Kong limited company, which in turn is wholly owned by us.

Under the amended and restated Exclusive Technical Consultation and Service Agreements signed between Recon-BJ and the VIEs, Recon-BJ is entitled to 95% of the expected net profits of the VIEs in exchange for providing exclusive technical consulting services to the VIEs. Recon-BJ also bears all the economic risk of losses. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to its shareholders only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, according to the current effective laws in Cayman Islands and Hong Kong, the resident companies could pay dividends to their shareholders. And there are no foreign exchange restrictions on these two areas. Therefore, Recon-BJ can distribute the income obtained under the Contractual Arrangement to Recon-IN in the form of dividends, with Recon-IN in turn distributing such revenues to us in the form of dividends, with we in turn would distribute such revenues to U.S. investors in the form of dividends.

Each VIE has its own operating cash flow. Cash flow between our Company and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in purchase of materials and payment of operating expenses and investments. In addition, the VIEs occasionally make payments on our behalf when we experience a cash shortage. For the fiscal years ended June 30, 2025, 2024 and 2023, net cash transferred from the Company to the VIEs was RMB 92,151,863, RMB84,211,565 and RMB69,562,912, respectively. Neither we nor the VIEs have present plans to distribute earnings or settle amounts owed under the Contractual Agreements. Cash in the VIEs are expected to be retained for business growth and operation. No dividends or distributions have been declared to pay to us from our subsidiaries or the VIEs. No dividends or distributions were made to any U.S. investors. For a description of our corporate structure and VIE contractual arrangements, see “Our Corporate Structure.” See also “Risk Factors – Risks Related to Our Corporate Structure.”

U.S. Dollar as the Functional Currency under FASB ASC 830-10-45-4

The functional currency of the Company, as a Cayman Islands entity, is the U.S. Dollar. Management has determined that the intercompany receivable is denominated in U.S. Dollars for several reasons: first, our functional currency (as the Cayman Islands entity) is the U.S. Dollar; and second, the inter-company receivable is ultimately paid in U.S. Dollars. Although transactions involving the Domestic Companies may involve the RMB from time to time, the transactions are ultimately denominated in U.S. Dollars to reflect our functional currency. For these reasons, because our functional currency is the U.S. Dollar, and because the inter-company receivables are ultimately paid in U.S. Dollars, we believe there are no exchange rate fluctuations as the parent company.

Foreign Exchange Risk

Our Domestic Companies, and Recon-BJ classify the RMB as their functional currencies. Because our functional currency, as the Cayman Islands entity, is the U.S. Dollar, we are exposed to foreign exchange risks from fluctuations with the exchange rates among the U.S. Dollar and the RMB. Notwithstanding that Domestic Companies conduct operations and transactions in RMB, we ultimately believe that there should not be any U.S. Dollar/RMB exchange rate fluctuations because the inter-company receivable is denominated in U.S. Dollars. Thus, the transactions and operations reported by the Domestic Companies are ultimately paid in U.S. Dollars as the inter-company receivables, which reflect our functional currency in U.S. Dollars as the parent company. See “Risk Factors – Risks Related to Our Corporate Structure - There are possible economic risks posed by foreign exchange rate fluctuations between the U.S. Dollar and RMB.”

Select Condensed Financial Statements on Consolidated VIEs

The following table below provides a condensed consolidating schedule depicting the financial position, cash flows, and results of operations for the parent, the consolidated VIEs, and any eliminating adjustments separately as of the same dates and for the same periods for which audited consolidated financial statements are required.

	For the Year Ended June 30, 2025
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥66,285,032	¥—	¥66,285,032
Cost of Revenue	—	—	51,044,495	—	51,044,495
Gross Profit	—	—	15,240,537	—	15,240,537
Operating expenses	27,947,713	3,238,542	41,373,994	—	72,560,249
Loss from operations	(27,947,713)	(3,238,542)	(26,133,457)	—	(57,319,712)
Other income, net	8,956,425	2,373,646	2,289,944	—	13,620,015
Loss from subsidiaries	—	(22,732,400)	—	22,732,400	—
Loss from VIEs	(23,597,266)	—	—	23,597,266	—
Income tax expenses	—	(30)	1,610	—	1,580
Net loss	(42,588,554)	(23,597,266)	(23,845,123)	46,329,666	(43,701,277)
Non-controlling interest	—	—	(1,112,723)	—	(1,112,723)
Net Loss Attributable to Recon Technology, Ltd	¥(42,588,554)	¥(23,597,266)	¥(22,732,400)	¥46,329,666	¥(42,588,554)

	For the Year Ended June 30, 2024
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥68,854,280	¥—	¥68,854,280
Cost of Revenue	—	135,705	47,841,131	—	47,976,836
Gross Profit	—	(135,705)	21,013,149	—	20,877,444
Operating expenses	44,012,602	3,200,926	45,301,827	—	92,515,355
Loss from operations	(44,012,602)	(3,336,631)	(24,288,678)	—	(71,637,911)
Other income (expenses), net	16,452,789	(778,939)	4,528,251	—	20,202,101
Loss from subsidiaries	—	(18,195,846)	—	18,195,846	—
Loss from VIEs	(22,311,446)	—	—	22,311,446	—
Income tax expenses	—	30	—	—	30
Net loss	(49,871,259)	(22,311,446)	(19,760,427)	40,507,292	(51,435,840)
Non-controlling interest	—	—	(1,564,581)	—	(1,564,581)
Net Loss Attributable to Recon Technology, Ltd	¥(49,871,259)	¥(22,311,446)	¥(18,195,846)	¥40,507,292	¥(49,871,259)

	For the Year Ended June 30, 2023
	Recon
	Technology,
	Ltd.
	(Cayman	“Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)”	subsidiaries (PRC)	Eliminations	Total
Revenue	¥—	¥—	¥67,114,378	¥—	¥67,114,378
Cost of Revenue	—	—	48,247,395	—	48,247,395
Gross Profit	—	—	18,866,983	—	18,866,983
Operating expenses	50,352,631	1,343,355	36,503,732	—	88,199,718
Loss from operations	(50,352,631)	(1,343,355)	(17,636,749)	—	(69,332,735)
Other income (expenses), net	16,224,783	343,437	(8,693,538)	—	7,874,682
Loss from subsidiaries	—	(24,039,535)	—	24,039,535	—
Loss from VIEs	(25,039,453)	—	—	25,039,453	—
Income tax expenses	—	—	18,339	—	18,339
Net loss	(59,167,301)	(25,039,453)	(26,348,626)	49,078,988	(61,476,392)
Non-controlling interest	—	—	(2,309,091)	—	(2,309,091)
Net Loss Attributable to Recon Technology, Ltd	¥(59,167,301)	¥(25,039,453)	¥(24,039,535)	¥49,078,988	¥(59,167,301)

SELECTED CONDENSED CONSOLIDATING BALANCE SHEETS

	As of June 30, 2025
	Recon
	Technology,
	Ltd.
	(Cayman	Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)	subsidiaries (PRC)	Eliminations	Total
Cash and cash equivalents	¥58,938,178	¥31,449,654	¥8,486,745	¥—	¥98,874,577
Restricted cash	—	—	8,204	—	8,204
Short-term investments	3,599,211	—	—	—	3,599,211
Other current assets	101,882,614	34,282,844	117,510,448	—	253,675,906
Intercompany receivables	467,888,857	162,007,955	—	(629,896,812)	—
Total current assets	632,308,860	227,740,453	126,005,397	(629,896,812)	356,157,898
Investments in subsidiaries and VIEs	(162,651,169)	—	—	162,651,169	—
Benefits through VIEs and VIE’s subsidiaries	—	(149,604,219)	—	149,604,219	—
Other non-current assets	—	126,551,114	42,912,113	—	169,463,227
Total non-current assets	(162,651,169)	(23,053,105)	42,912,113	312,255,388	169,463,227
Total Assets	469,657,691	204,687,348	168,917,510	(317,641,424)	525,621,125
Intercompany payables	—	364,307,856	265,588,956	(629,896,812)	—
Other liabilities and accrued liabilities	2,230,173	8,604,069	60,817,136	—	71,651,378
Total Liabilities	2,230,173	372,911,925	326,406,092	(629,896,812)	71,651,378
Class A ordinary shares, $0.0001 U.S. dollar par value, 500,000,000 shares authorized; 7,987,959 shares and 10,627,426 shares issued and outstanding as of June 30, 2024 and June 30, 2025, respectively*	101,548	—	—	—	101,548
Class B ordinary shares, $0.0001 U.S. dollar par value, 80,000,000 shares authorized; 7,100,000 shares and 20,000,000 shares issued and outstanding as of June 30, 2024 and June 30, 2025, respectively*	14,038	—	—	—	14,038
Additional paid-in capital	692,569,747	—	5,573,408	(5,573,408)	692,569,747
Retained earnings	(258,751,710)	(149,564,514)	(135,721,678)	285,286,192	(258,751,710)
Accumulated other comprehensive income	33,493,895	(18,660,063)	(13,882,541)	32,542,604	33,493,895
Total Shareholders’ Equity	467,427,518	(168,224,577)	(144,030,811)	312,255,388	467,427,518
Non-controlling interests	—	—	(13,457,771)	—	(13,457,771)
Total Liabilities and Equity	¥469,657,691	¥204,687,348	¥168,917,510	¥(317,641,424)	¥525,621,125

*            Retrospectively restated for the 1-for-18 reverse stock split on May 1, 2024 and change in capital structure on March 29, 2024.

	As of June 30, 2024
	Recon
	Technology,
	Ltd.
	(Cayman	Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)	subsidiaries (PRC)	Eliminations	Total
Cash and cash equivalents	¥16,473,018	¥58,161,122	¥35,357,534	¥—	¥109,991,674
Restricted cash	—	—	848,936	—	848,936
Short-term investments	88,091,794	—	—	—	88,091,794
Other current assets	170,158,947	13,263,107	125,157,390	—	308,579,444
Intercompany receivables	375,736,992	157,821,815	—	(533,558,807)	—
Total current assets	650,460,751	229,246,044	161,363,860	(533,558,807)	507,511,848
Investments in subsidiaries and VIEs	(145,408,577)	—	—	145,408,577	—
Benefits through VIEs and VIE’s subsidiaries	—	(129,879,588)	—	129,879,588	—
Other non-current assets	—	15,044,379	29,833,287	—	44,877,666
Total non-current assets	(145,408,577)	(114,835,209)	29,833,287	275,288,165	44,877,666
Total Assets	505,052,174	114,410,835	191,197,147	(258,270,642)	552,389,514
Intercompany payables	—	264,135,617	269,423,190	(533,558,807)	—
Other liabilities and accrued liabilities	2,497,637	432,795	58,525,185	—	61,455,617
Total Liabilities	2,497,637	264,568,412	327,948,375	(533,558,807)	61,455,617
Class A ordinary shares, $0.0001 U.S. dollar par value,500,000,000 shares authorized; 7,987,959 shares and 7,987,959 shares issued and outstanding as of June 30, 2023 and June 30, 2024, respectively*	99,634	—	—	—	99,634
Class B ordinary shares, $0.0001 U.S. dollar par value, 80,000,000 shares authorized; 7,100,000 shares and 7,100,000 shares issued and outstanding as of June 30, 2023 and June 30, 2024, respectively*	4,693	—	—	—	4,693
Additional paid-in capital	681,476,717	—	4,749,000	(4,749,000)	681,476,717
Retained earnings	(216,163,156)	(125,967,252)	(112,989,285)	238,956,537	(216,163,156)
Accumulated other comprehensive income	37,136,649	(24,190,325)	(16,890,303)	41,080,628	37,136,649
Total Shareholders’ Equity	502,554,537	(150,157,577)	(125,130,588)	275,288,165	502,554,537
Non-controlling interests	—	—	(11,620,640)	—	(11,620,640)
Total Liabilities and Equity	¥505,052,174	¥114,410,835	¥191,197,147	¥(258,270,642)	¥552,389,514

*            Retrospectively restated for the 1-for-18 reverse stock split on May 1, 2024 and change in capital structure on March 29, 2024.

	As of June 30, 2023
	Recon
	Technology,
	Ltd.
	(Cayman	Non-VIE Subsidiaries	VIEs and VIE’s		Consolidated
	Islands)	(Hong Kong and PRC)	subsidiaries (PRC)	Eliminations	Total
Cash and cash equivalents	¥54,864,089	¥11,600,593	¥37,661,118	¥—	¥104,125,800
Restricted cash	—	—	731,545	—	731,545
Short-term investments	184,184,455	—	—	—	184,184,455
Other current assets	77,134,062	35,567	138,201,744	—	215,371,373
Intercompany receivables	291,525,426	156,313,805	—	(447,839,231)	—
Total current assets	607,708,032	167,949,965	176,594,407	(447,839,231)	504,413,173
Investments in subsidiaries and VIEs	(122,920,490)	—	—	122,920,490	—
Benefits through VIEs and VIE’s subsidiaries	—	(111,196,475)	—	111,196,475	—
Other non-current assets	—	—	27,411,404	—	27,411,404
Total non-current assets	(122,920,490)	(111,196,475)	27,411,404	234,116,965	27,411,404
Total Assets	484,787,542	56,753,490	204,005,811	(213,722,266)	531,824,577
Intercompany payables	—	183,903,309	263,935,922	(447,839,231)	—
Other liabilities and accrued liabilities	35,580,580	519,671	56,573,423	92,673,674	—
Total Liabilities	35,580,580	184,422,980	320,509,345	(447,839,231)	92,673,674
Class A ordinary shares, $0.0001 U.S. dollar par value, 500,000,000 shares authorized; 1,704,766 shares and 2,306,295 shares issued and outstanding as of June 30, 2022 and June 30, 2023, respectively*	26,932	—	—	—	26,932
Class B ordinary shares, $0.0001 U.S. dollar par value, 80,000,000 shares authorized; 4,100,000 shares and 7,100,000 shares issued and outstanding as of June 30, 2022 and June 30, 2023, respectively*	4,693	—	—	—	4,693
Additional paid-in capital	580,340,061	—	4,749,000	(4,749,000)	580,340,061
Retained earnings	(166,291,897)	(103,655,803)	(94,793,438)	198,449,241	(166,291,897)
Accumulated other comprehensive income	35,127,173	(24,013,687)	(16,403,037)	40,416,724	35,127,173
Total Shareholders’ Equity	449,206,962	(127,669,490)	(106,447,475)	234,116,965	449,206,962
Non-controlling interests	—	—	(10,056,059)	—	(10,056,059)
Total Liabilities and Equity	¥484,787,542	¥56,753,490	¥204,005,811	¥(213,722,266)	¥531,824,577

*            Retrospectively restated for the 1-for-18 reverse stock split on May 1, 2024 and change in capital structure on March 29, 2024.

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	For the Year Ended June 30, 2025
	Recon
	Technology,
	Ltd.	Subsidiaries
	(Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(17,338,325)	¥(10,682,873)	¥(5,749,976)	—	¥(33,771,174)
Net cash provided by (used in) investing activities	70,015,052	(114,537,192)	(13,916,739)	92,151,863	33,712,984
Net cash provided by financing (used in) activities	(2,529,724)	95,986,095	(4,577,855)	(92,151,863)	(3,273,347)
Effect of exchange rate fluctuation on cash and cash equivalents	(7,681,843)	2,522,502	(3,466,951)	—	(8,626,292)
Net change in cash	42,465,160	(26,711,468)	(27,711,521)	—	(11,957,829)
Opening cash balance	16,473,018	58,161,122	36,206,470	—	110,840,610
Restricted cash	—	—	8,204	—	8,204
Ending cash balance	¥58,938,178	¥31,449,654	¥8,486,745	—	¥98,874,577

	For the Year Ended June 30, 2024
	Recon
	Technology,
	Ltd.	Subsidiaries
	(Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(5,802,631)	¥(9,255,014)	¥(28,690,288)	—	¥(43,747,933)
Net cash provided by (used in) investing activities	(261,267,638)	(23,219,383)	203,260,432	84,211,565	2,984,976
Net cash provided by financing activities	45,094,034	78,724,299	5,417,289	(84,211,565)	45,024,057
Effect of exchange rate fluctuation on cash and cash equivalents	2,302,664	310,627	(891,126)	—	1,722,165
Net change in cash	(219,673,571)	46,560,529	179,096,307	—	5,983,265
Opening cash balance	236,146,589	11,600,593	(142,889,837)	—	104,857,345
Restricted cash	—	—	848,936	—	848,936
Ending cash balance	¥16,473,018	¥58,161,122	¥35,357,534	—	¥109,991,674

	For the Year Ended June 30, 2023
	Recon
	Technology,	Subsidiaries
	Ltd. (Cayman	(Hong Kong			Consolidated
	Islands)	and PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	¥(22,888,678)	¥(964,905)	¥(27,834,748)	—	¥(51,688,331)
Net cash used in investing activities	(314,716,414)		(16,808,723)	86,300,464	(245,224,673)
Net cash provided by financing activities	49,418,344	16,737,550	76,527,843	(86,300,464)	56,383,273
Effect of exchange rate fluctuation on cash and cash equivalents	46,211,878	(6,274,284)	(12,248,935)	—	27,688,659
Net change in cash	(241,974,870)	9,498,361	19,635,437	—	(212,841,072)
Opening cash balance	296,838,959	2,102,232	18,757,226	—	317,698,417
Restricted cash	—	—	731,545	—	731,545
Ending cash balance	¥54,864,089	¥11,600,593	¥37,661,118	—	¥104,125,800

VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIEs and their subsidiaries with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The nature of any assets, operations and cash flows that exist or which occur outside of the VIEs are mainly about:

•	The daily operations of us, as the parent company, to maintain the basic functions as a holding entity such as the purchase of materials and payment of operating expenses and investments, in order to realize the control of our subsidiaries and the VIEs to ensure that the overall company’s business objectives are fulfilled. The main resource to finance these activities are cash from securities offerings.

•	There are some businesses or projects which are signed by us, as the parent company, and then subsequently outsourced from us to the VIEs, as practical, particularly overseas projects. Generally, we would bid for projects based in China or from other countries. If we win the bid, we sign the agreement and then assign and outsource the projects to the VIEs such as BHD and Nanjing to implement and complete the project.

Our basic functions include but not limited to: 1) research and improve the Company's development strategy based on the Company's industry and market trends; 2) financing, funding, budgeting and complete oversight of the Company and the VIEs’ safety and efficiencies in the use of funds and assets; and 3) decision-making on major acquisitions.

Our current business objective is to grow both in scale and revenue. Over the longer term, our objective is to improve our business structure and achieve net profits.

Summary information regarding consolidated VIEs and their subsidiaries is as follows:

	June 30, 2025	December 31, 2025	December 31, 2025
	RMB	RMB	US Dollars
ASSETS
Current Assets
Cash	¥8,486,745	¥18,642,778	$2,665,882
Restricted cash	8,204	8,204	1,173
Notes receivable	—	178,200	25,482
Accounts receivable, net	35,852,484	77,585,955	11,094,644
Inventories, net	1,344,588	654,919	93,653
Other receivables, net	4,844,928	2,532,513	362,145
Loans to third parties	21,753,233	25,155,661	3,597,212
Purchase advances, net	130,531	14,635	2,093
Contract costs, net	53,547,408	26,519,752	3,792,274
Prepaid expenses	37,276	—	—
Total current assets	126,005,397	151,292,617	21,634,558

Property and equipment, net	19,961,664	18,489,206	2,643,921
Investment in unconsolidated entity	—	1,474,974	210,918
Long-term loan to third parties	18,500,000	18,500,000	2,645,465
Operating lease right-of-use assets, net - non-current	4,450,450	3,161,768	452,127
Total Assets	¥168,917,511	¥192,918,565	$27,586,989

LIABILITIES
Short-term bank loans	¥11,582,336	¥15,585,806	$2,228,741
Accounts payable	12,113,970	23,639,705	3,380,433
Other payables	3,709,852	3,996,659	571,515
Other payable- related parties	2,906,544	1,207,701	172,699
Contract liabilities	4,719,255	1,273,179	182,062
Contract liabilities- related parties	—	400,000	57,199
Accrued payroll and employees’ welfare	2,129,242	4,428,961	633,333
Intercompany payables*	265,588,956	263,248,917	37,644,094
Taxes payable	795,629	2,785,311	398,294
Short-term borrowings - related parties	10,017,250	10,018,208	1,432,585
Operating lease liabilities - current	1,761,231	1,759,435	251,596
Total current liabilities	315,324,265	328,343,882	46,952,551

Operating lease liabilities - non-current	1,081,827	363,277	51,948
Long-term borrowings - related party	10,000,000	10,000,000	1,429,981
Total Liabilities	¥326,406,092	¥338,707,159	$48,434,480

*	Intercompany payables are eliminated upon consolidation.

Business Overview

General

We believe that one of the most important advancements in China’s petroleum industry has been the automation of significant segments of the exploration and extraction process. The Domestic Companies’ automation products and services allow petroleum mining and extraction companies to reduce their labor requirements and improve the productivity of oilfields. The Domestic Companies’ solutions allow customers to locate productive oilfields more easily and accurately, improve control over the extraction process, increase oil yield efficiency in tertiary stage oil recovery, and improve the transportation of crude oil.

For the most recent few years, the Domestic Companies’ capacity to provide integrated services has been a significant factor for long-term development. We treat simulation measures around fracturing as the Domestic Companies’ entry point for our integrated service model. To date, we have formed new business modules through R&D, investment in service-team building and developed an integrated services solution for stimulation.

Market Background

China is the world’s second-largest consumer of petroleum products, largest importer of petroleum and fourth-largest producer of petroleum. In the last twenty years, China’s demand for oil has more than tripled, while its production of oil has only modestly increased. China became a net importer of petroleum in 1983, and, since then, oil production in China has been focused on meeting the country’s domestic oil consumption requirements. The oil industry in China is dominated by three state-owned holding companies: China National Petroleum Corporation (“CNPC”), China Petroleum and Chemical Corporation (“Sinopec”) and China National Offshore Oil Corporation (“CNOOC”). Foreign companies have also been deeply involved in China’s petroleum industry; however, according to Chinese law, China’s national oil companies still take a majority (or minority) stake in any commercial discovery. As a result, the number of major foreign companies involved in the industry is relatively limited in domestic China.

In the past, China’s petroleum companies mined for petroleum by leveraging the country’s abundance of inexpensive labor, rather than focusing on developing new technologies. For example, a typical, traditional oilfield with an annual capacity of 1,000,000 tons would require between 10,000 and 20,000 laborers. By contrast, when Baker CAC automated oil production products were employed in the mid-1990s to explore and automate Cainan Oilfield, a desert oilfield in Xinjiang, annual capacity for the field reached 1,500,000 tons, with only 400 employees needed to manage the oilfield. After the introduction of Baker CAC’s products into China’s petroleum industry, Chinese companies have also sought to provide automation solutions.

In the primary oil recovery stage, oil pressure in an oil reservoir may be high enough to force oil to the surface. Approximately 20% of oil may be harvested at this stage. The secondary oil recovery stage accounts for another 5% to 15% of oil recovery and involves such efforts as pumps to extract petroleum and the injection of water, natural gas, carbon dioxide or other gasses into the oil reservoir to force oil to the surface. Most oilfields in China have now entered into the tertiary stage of oil recovery, at which oil extraction becomes increasingly difficult and inefficient. Tertiary recovery generally focuses on decreasing oil viscosity to make extraction easier and accounts for between 5% and 15% of oil recovery. Our Domestic Companies’ efforts in tertiary recovery focus on reducing water content in crude oil in order to make extraction more efficient and to improve the overall production of wells through advanced technologies and effective managing tools and approaches.

For recent years, the oil industry is experiencing digital transformation. We believe oil companies will continue to increase their usages of intelligent solutions to improve the operation efficiency. Many oil companies have been raising the digitalization to a strategic level and take it as the core portion of the corporate strategy to optimize business execution and operational efficiency. Besides, we have also seen the trend of digitalization and intelligence in downstream of the oil and gas industry, especially in the management and operation of gas stations in China. The Domestic Companies have been devoting resources and participating in testing projects with their clients to develop leading solutions. We will continue to enhance the Domestic Companies’ competitive strength through up-gradation with big data and intelligent analysis.

Products and Services

The Domestic Companies have historically provided products and services mainly to oil and gas field companies, which focus on the development and production of oil and natural gas. The products and services described below correlate to the numbered stages of the oilfield production system graphical expression shown below.

The following list shows the Domestic Companies’ products and services. The first three items are covered by the (1) automation product and software segment and (2) equipment and accessories segment. The last item is covered by the oilfield environmental protection segment.

Equipment for Oil and Gas Production and Transportation

•	High-Efficiency Heating Furnaces (as shown above by process “3”). Crude petroleum contains certain impurities that must be removed before the petroleum can be sold, including water and natural gas. To remove the impurities and to prevent solidification and blockage in transport pipes, companies employ heating furnaces. BHD researched, developed and implemented a new oilfield furnace that is advanced, highly automated, reliable, easily operable, safe and highly heat-efficient (90% efficiency).

•	Burner (as shown above by process “5”). The burner BHD provides has the following characteristics: high degree of automation; energy conservation; high turn-down ratio; high security and environmental safety.

Automation System and Service

•	Pumping Unit Controller. Refers to process “1” above. Functions as a monitor to the pumping unit, and also collects data for load, pressure, voltage, startup and shutdown control.

•	RTU Used to Monitor Natural Gas Wells. Collects gas well pressure data.

•	Wireless Dynamometer and Wireless Pressure Gauge. Refers to process “1” above. These products replace wired technology with cordless displacement sensor technology. They are easy to install and significantly reduce the working load associated with cable laying.

•	Electric Multi-Way Valve for Oilfield Metering Station Flow Control. Refers to process “2” above. This multi-way valve is used before the test separator to replace the existing three valve manifolds. It facilitates the electronic control of the connection of the oil lead pipeline with the separator.

•	Natural Gas Flow Computer System. Flow computer system used in natural gas stations and gas distribution stations to measure flow.

•	Recon SCADA Oilfield Monitor and Data Acquisition System. Recon SCADA is a system which applies to the oil well, measurement station, and the union station for supervision and data collection.

•	EPC Service of Pipeline SCADA System. A service technique for pipeline monitoring and data acquisition after crude oil transmission.

•	EPC Service of Oil and Gas Wells SCADA System. A service technique for monitoring and data acquisition of oil wells and natural gas wells.

•	EPC Service of Oilfield Video Surveillance and Control System. A video surveillance technique for controlling the oil and gas wellhead area and the measurement station area.

•	Technique Service for “Digital Oilfield” Transformation. Includes engineering technique services such as oil and gas SCADA system, video surveillance and control system and communication systems.

The Domestic Companies began providing automation services to other companies in the broader energy industry in China and also to provide the following products and services beyond the oilfield production process in 2017:

Waste Water and Oil Treatment Products and Services

•	Oilfield sewage treatment. It is for oilfield waste water treatment solutions, related chemicals and onsite services customized to clients’ requirement. We have also developed our own designed equipment and aim to manufacture in the future.

•	Oily sludge disposal. This business line provides engineering services of oily sludge disposal in Gan Su province.

•	Residual oil recovery service. This business line assists oilfield companies recover residual oils, including aged oil and spilled oil through our unique formula and equipment to enhance the profitability for oilfield companies.

Platform Outsourcing Services: Intelligent marketing system and digitalization solution for gas stations

•	Gas Station operation and management solution. To provide new technical applications and data operations solutions and related service to gas stations of oil companies. It can also help gas stations to export API ports to external parties for cooperation.

Chemical recycling Plan used for lower-value mixed plastics treatment (Under Construction)

•	A chemical recycling plant in Wei Fang City is in the preparation stage and scheduled to be operational in late 2025. The plant is meant to process more than 40,000 tons of low-value plastic a year through pyrolysis techniques.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Securities to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 15, 2025, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We operate in a very competitive industry and may not be able to maintain our revenue and profitability.

Since the 1990s, several international companies engaged in supplying integrated automation services for the petroleum extraction industry have been qualified in China. These competitors have significantly greater financial and marketing resources and name recognition than we have. In addition, at least five domestic private competitors also compete with us, and more competitors may enter the market as Chinese petroleum companies seek to reduce oil production costs and improve efficiencies. There can be no assurance that we will be able to compete effectively in our industry.

In addition, our competitors may introduce new systems. If these new systems are more attractive to customers than the systems we currently use or may develop, our customers may switch to our competitors’ services, and we may lose market share. We believe that competition may become more intense as more integrated automation service providers, including Chinese/foreign joint ventures, are qualified to conduct business. We cannot assure you that we will be able to compete successfully against any new or existing competitors, or against any new systems our competitors may implement. Any of these competitive factors could have a material adverse effect on our revenue and profitability.

We must continually research and develop new technologies and products to remain competitive.

Because our industry is so competitive, we will need to continually research, develop and refine new technologies and offer new products to compete effectively. Many factors may limit our ability to develop and refine new products, including the availability of funds to dedicate to this portion of our business and access to new products and technologies that we can incorporate into our products, as well as marketplace resistance to new products and technologies. We believe that the Domestic Companies (defined in the following paragraph) and our products are able to compete in the marketplace based upon, among other things, our intellectual property. We cannot assure investors that applications of our and the Domestic Companies’ technologies or those of third parties, if developed, will not be rendered superfluous or obsolete by research efforts and technological advances by others in these fields.

Our company and our subsidiaries, Recon Investment Ltd. (“Recon-IN”), Recon Hengda Technology (Beijing) Co., Ltd. (“Recon-BJ”), Shandong Recon Renewable Resources Technology Co., Ltd. (“Recon-SD”) and Guangxi Recon Renewable Resources Co., Ltd. (“Recon-GX) are contractually engaged with the following PRC VIE companies and their subsidiaries: Beijing BHD Petroleum Technology Co., Ltd. (“BHD”), Future Gas Station (Beijing) Technology, Ltd. (“FGS”), Nanjing Recon Technology Co., Ltd. (“Nanjing Recon”), Gan Su BHD Environmental Technology Co. Ltd. (“Gan Su BHD”), and Huang Hua BHD Petroleum Equipment Manufacturing Co. Ltd. (“HH BHD”) (collectively, the “Domestic Companies”). As new technologies are developed, the Domestic Companies and we may need to adapt and change our products and services, our method of marketing or delivery or alter our current business in ways that may adversely affect revenue and our ability to achieve our proposed business goals. Accordingly, there is a risk that the Domestic Companies’ and our technology will not support a viable commercial enterprise.

Our financial performance is dependent upon the sale and implementation of petroleum mining and extraction software and hardware and related services, a single, concentrated group of products.

We derive substantially all of our revenue from the license and implementation of software applications and hardware innovations for the Chinese petroleum industry. The life cycle of our products and services is difficult to estimate due in large measure to the potential effect of new software and hardware applications and enhancements, including those we introduce, and the maturation in both the Chinese petroleum and software/hardware industries. If we are unable to continually improve our software and hardware to address the changing needs of the Chinese petroleum industry, we may experience a significant decline in the demand for the Domestic Companies’ and our products and services. In such a scenario, our revenue may significantly decline.

A failure by our third-party vendors to fulfill their obligations would negatively affect our ability to operate profitably.

In the ordinary course of business, our third-party vendors have historically required advance payments before they deliver goods and services to us that enable our operations. These advance payments are often substantial, and we dedicate a material amount of our liquidity to advance these to such third-party vendors. There is no guarantee that the services we require will be delivered, whether due to supply chain disruptions or any other reason after we provide our advance payments, and many of our vendors lack sufficient insurance to protect us against such failures to deliver. Moreover, if a third-party vendor declares bankruptcy or we engage in litigation, we be unable to recover the advance fees in their entirety, if at all.

As a technology-oriented business, our ability to operate profitably is directly related to our ability to develop and protect our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure, copyright and patent law to protect the Domestic Companies’ and our software and hardware, which may afford only limited protection.

Although the Chinese government has issued Nanjing Recon and BHD and their subsidiaries over seventy copyrights on software and Nanjing Recon and BHD and their subsidiaries over fifty patents on products, we cannot guarantee that competitors will be unable to develop technologies that are similar or superior to the Domestic Companies’ and our technology. Despite our efforts to protect the Domestic Companies’ and our proprietary rights, unauthorized parties, including customers, may attempt to reverse engineer or copy aspects of the Domestic Companies’ and our products or to obtain and use information that the Domestic Companies and we regard as proprietary. Furthermore, our competitors may independently develop substantially equivalent or superior proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to our proprietary technology. In the future, we cannot guarantee that others will not use the Domestic Companies’ and our technology without proper authorization. In addition, under the Chinese intellectual property law, the 50-year protection period for software copyright and 10-year patent protection period are not subject to renewal upon expiration.

The Domestic Companies and we develop our software products on third-party middleware software programs that are licensed by our customers from third parties, generally on a non-exclusive basis. The termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delay in our ability to develop, market or ship certain of our products while we seek to implement technology offered by alternative sources. While it may be necessary or desirable in the future to obtain other licenses, there can be no assurance that they will be able to do so on commercially reasonable terms or at all.

In addition, the Domestic Companies and we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity, scope or enforceability of our proprietary rights. Any such claims could be time consuming, result in costly litigation, cause product development or shipment delays or force the Domestic Companies or us to enter into royalty or license agreements rather than dispute the merits of such claims, thereby impairing our financial performance by requiring the Domestic Companies or us to pay additional royalties and/or license fees to third parties. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license. In addition, the laws of China may not protect proprietary rights to the same extent as U.S. law. Therefore, we may be unable to meaningfully protect our rights in trade secrets, technical know-how and other non-patented technology. Any failure to enforce or protect the Domestic Companies’ and our rights could cause us to lose the ability to exclude others from issuing technology to develop or sell competing products.

We may not be able to adequately protect our intellectual property, which could cause us to be less competitive and negatively impact our business.

We rely on trademark, patent and trade secret law, as well as confidentiality agreements with certain of our employees to protect our proprietary rights. The product patents owned by the Company are employee service patents invented by the Company’s key employees. We generally require the Domestic Companies’ and our employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with, as applicable, the respective Domestic Companies and us. These agreements typically provide that all material and confidential information developed or made known to the individual during the course of the individual’s relationship with us is owned by the us and will be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements.

We may be accused of infringing the intellectual property rights of others.

In the future, the Domestic Companies and we may receive notices claiming that we are infringing the proprietary rights of third parties. We cannot guarantee that the Domestic Companies and we will not become the subject of infringement claims or legal proceedings by third parties with respect to the Domestic Companies’ and our current programs or future software developments. Our standard software license agreements contain an infringement indemnity clause under which we agree to indemnify and hold harmless our customers and business partners against liability and damages arising from claims of various copyright or other intellectual property infringement by our products. Neither the Domestic Companies nor we have been the subject of an intellectual property claim since our formation.

Our software products may contain integration challenges, design defects or software errors that could be difficult to detect and correct.

Despite extensive testing, we may, from time to time, discover defects or errors in the Domestic Companies’ and our software only after use by a customer. We may also experience delays in shipment of our software during the period required to correct such errors. In addition, we may, from time to time, experience difficulties relating to the integration of the Domestic Companies’ and our software products with other hardware or software in the customer’s environment that are unrelated to defects in such software products. Such defects, errors or difficulties may cause future delays in product introductions and shipments, result in increased costs and diversion of development resources, require design modifications or impair customer satisfaction with the Domestic Companies’ and our software. Since these software products are used by our customers to perform mission-critical functions related to petroleum mining and extraction, design defects, software errors, misuse of these products, incorrect data from external sources or other potential problems within or out of our control that may arise from the use of the Domestic Companies’ and our products could result in financial or other damages to our customers. We do not maintain product liability insurance. Although our license agreements with customers contain provisions designed to limit our exposure to potential claims as well as any liabilities arising from such claims, such provisions may not effectively protect us against such claims and the liability and costs associated therewith. To the extent we are found liable in a product liability case, we could be required to pay substantial amount of damages to an injured customer, thereby impairing our financial condition.

We are dependent on the state of the PRC’s economy as the majority of our business is conducted in the PRC.

Currently, the majority of our business operations are conducted in the PRC, and most of our customers are also located in the PRC. Accordingly, any significant slowdown in the PRC economy may cause our customers to reduce expenditures or delay the building of new facilities or projects. This may in turn lead to a decline in the demand for our products and services. That would have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to help our customers find, develop and acquire petroleum reserves.

To remain competitive in our industry, our products must help our customers locate and develop or acquire new crude oil reserves to replace those depleted by production. Without successful exploration or acquisition activities, our customers’ reserves, production and revenue will decline rapidly. If the Domestic Companies’ and our technology is less well accepted for helping our customers locate additional reserves than our competitors’ technology, our customers may terminate their relationships with us, which could have a material adverse effect on our financial condition and future growth prospects.

Our customers are companies engaged in the petroleum industry and the greater energy industry, and, consequently, our financial performance is dependent upon the economic conditions of those industries.

We have derived most of our revenue to date from providing integrated automation services to Chinese petroleum companies at oilfields within China and other energy industry companies in China. Our customers’ success is intrinsically linked to economic conditions in China and in the petroleum and energy industries in general and the volatility of prices of crude oil, refined oil products and coal chemical products in particular. Each of the petroleum industry and energy industry is subject to intense competitive pressures and is affected by overall economic conditions. Demand for our services could be harmed by volatility in those industries. There can be no assurance that we will be able to continue our historical revenue growth or sustain our profitability on a quarterly or annual basis or that our results of operations will not be adversely affected by continuing or future volatility in those industries.

Our revenue are highly dependent on a very limited number of customers, which subjects our business to high seasonality. Our contracts with such customers may be terminated at any time, materially and adversely affecting our business.

Historically, we derived the majority of our revenue from two customers, (i) China National Petroleum Corporation (“CNPC”) and (ii) China Petroleum and Chemical Corporation (“Sinopec”).

Since the fiscal year ended June 30, 2017, Sinopec accounted for less than 10% of our revenue. As we developed new product lines, revenue from Sinopec increased and accounted for 17%, 19% and 32% of our revenue in the fiscal years ended June 30, 2025, 2024 and 2023, respectively.

We provide products and services to CNPC under a series of agreements, each of which is terminable without notice. We first began to provide services to CNPC in 2000. CNPC accounted for approximately 44%, 48% and 43% of our revenue in the fiscal years ended June 30, 2025, 2024 and 2023, respectively, and any termination of our business relationships with CNPC would materially harm our operations.

Because we derive such a high percentage of our revenue from CNPC and a few new clients, our revenue has been subject to high seasonality. We recognize revenue when it is realized and earned. Revenue is recognized based on the following five steps: (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; (v) recognize revenue when (or as) each performance obligation is satisfied. Because these matters depend on reaching agreements with these clients, revenue recognition occurs, to a large extent, on their schedule. Accordingly, revenue recognized in the first quarter is usually the smallest in proportion to that for the whole year, due to our clients’ budgeting and planning schedules. If these clients were to change their budgeting or planning schedule our high and low quarters could also shift. This seasonality limits our ability to make accurate long-term predictions about our performance and makes it difficult to compare our revenue across quarters.

Changes in environmental and regulatory factors may harm our business.

To date, the oil drilling industry in China to date has not been subject to the type and scope of regulation seen in Europe and the United States. However, the Chinese government may implement new legislation or regulations or may enforce existing laws more stringently. For example, the Energy Law of the People’s Republic of China , adopted on November 8, 2024, and took effect on January 1, 2025, is China’s first comprehensive energy law. It encourages, among other things, the optimization of the layout and structure of the petroleum processing and conversion industry through the use of advanced and intensive processing methods. Either of these scenarios may have a significant impact on our customers’ mining and extraction operations and may require us or our customers to significantly change operations or to incur substantial costs. We believe that the Domestic Companies’ and our operations in China are in compliance with China’s applicable legal and regulatory requirements. However, there can be no assurance that China’s central or local governments will not impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures.

Petroleum reserve degradation and depletion may reduce our customers’ and our profitability.

Our profitability depends substantially on our ability to help our customers exploit their oil reserves at competitive costs. Replacement reserves may not be available to our customers when required or, if available, may not be drilled at costs comparable to those characteristics of the depleting oilfield. The Domestic Companies’ and our technology may not enable our customers to accurately assess the geological characteristics of any new reserves, which may adversely affect their decision to use the Domestic Companies’ and our products in the future.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

Our company is much smaller than our main foreign competitors, including Schneider-electric, Siemens, Honeywell International, Emerson Process Management and Rockwell Automation, and we compete in large part on the basis of the quality of services we are able to provide our clients. As a result, we are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our clients. Many of our personnel possess skills that would be valuable to all companies engaged in the integrated automation services industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract or assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our technological products and the effectiveness of installation and training could be materially impaired.

We are substantially dependent upon our key personnel, particularly Mr. Yin Shenping, our Chief Executive Officer, Mr. Chen Guangqiang, our Chief Technology Officer and Ms. Liu Jia, our Chief Financial Officer.

Our performance is substantially dependent on the performance of our executive officers and key employees. In particular, we rely on the services of:

●	Mr. Yin Shenping, Chief Executive Officer;

●	Mr. Chen Guangqiang, Chief Technology Officer; and

●	Ms. Liu Jia, Chief Financial Officer.

Each of these individuals would be difficult to replace. We do not have in place “key person” life insurance policies on any of our employees. The loss of the services of any of our executive officers or other key employees could substantially impair our ability to successfully develop new systems and develop new programs and enhancements. In addition, we would need to spend considerable time and other resources to seek suitable replacements, which might detract from our efforts to develop our business.

Our business is capital intensive and our growth strategy may require additional capital, which may not be available on favorable terms or at all.

We may require additional cash resources due to changed business conditions, implementation of our growth strategy or potential investments or acquisitions we may pursue. To meet our capital needs, we may sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities or other securities convertible into such equity securities could result in dilution of your holdings. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

We do not intend to pay dividends in the foreseeable future and there are certain restrictions on the payment of dividend under PRC laws.

We have not previously paid any cash dividends, and we do not anticipate paying any dividends on our Class A Ordinary Shares. As we intend to remain in a growth mode, we intend to reinvest any profits in the foreseeable future to grow the business. We cannot assure you that our operations will continue to result in sufficient revenue to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance our board of directors will declare dividends even if we are profitable. Dividend policy is subject to the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. If we decide to pay dividends on any of our Class A Ordinary Shares in the future, we will be dependent, in large part, on receipt of funds from the Domestic Companies.

We are a holding company with no operations of our own and substantially all of our operations are conducted through Nanjing Recon and BHD, hereafter referred to as the Domestic Companies, which are established as variable interest entities (“VIEs”) under the laws of the PRC. Our ability to pay dividends is dependent upon dividends and other distributions from the Domestic Companies. Chinese legal restrictions permit payment of dividends to us by the Domestic Companies only out of their respective accumulated net profits, if any, determined in accordance with Chinese accounting standards and regulations. Under Chinese law, the Domestic Companies are required to set aside a portion (at least 10%) of their after-tax net income (after discharging all cumulated loss), if any, each year for compulsory statutory reserve until the amount of the reserve reaches 50% of the Domestic Companies’ registered capital. These funds may be distributed to shareholders at the time of each Domestic Company’s wind-up. Payments of dividends by Domestic Companies to us are also subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. There are no such similar foreign exchange restrictions in the Cayman Islands.

Our certificates, permits, and license are subject to governmental control and renewal, and the failure to obtain renewal would cause all or part of our operations to be suspended and may have a material adverse effect on our financial condition.

We are subject to various PRC laws and regulations pertaining to automation services for the petroleum extraction industry. We have obtained certain certificates, permits, and licenses required for the operation of an automation services provider for the petroleum extraction industry and the manufacturing and distribution of software and hardware products in the PRC.

During the application or renewal process for our licenses and permits, we will be evaluated and re-evaluated by the appropriate governmental authorities and must comply with the prevailing standards and regulations, which may change from time to time. In the event that we are not able to obtain or renew the certificates, permits and licenses, all or part of our operations may be suspended by the government, which would have a material adverse effect on our business and financial condition. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our results of operations and profitability.

RISKS RELATED TO DOING BUSINESS IN CHINA

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

Because of the VIEs and their subsidiaries in China and given the Chinese government’s significant oversight and discretion over the conduct of our business operations there, the Chinese government may seek to affect our operations, including our ability to offer securities to investors, list our securities on a U.S. or other foreign exchange, conduct our business or accept foreign investment. The Chinese government may intervene or influence the Company’s current and future operations in China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

If any or all of the foregoing were to occur, this could lead to a material change in the Company’s operations and/or the value of our ordinary shares and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We entered into a number of transactions with related parties. All material related party transactions must be approved by our board of directors. Such material related party transactions must be made or entered into on bona fide terms in the best interests of the Company and not with the effect of constituting a fraud on the minority shareholders.

Transactions with related parties present potential for conflicts of interest, as the interests of related party may not align with the interests of our shareholders. Although we believe these transactions were in our best interests, we cannot assure you that these transactions were entered into on terms as favorable to us as those that could have been obtained in an arms-length transaction. We may also engage in transactions with related parties in the future. Conflicts of interests arise when we transact business with related parties. These transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for two consecutive years.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final rule applies to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Consistent with the HFCAA, the interim final rule requires the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a government entity in that foreign jurisdiction and also requires disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and government influence on, such registrants. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction. In November 2021, the SEC approved PCAOB Rule 6100. On December 2, 2021, the SEC adopted amendments to final rules implementing the disclosure and submission requirements of the HFCAA.

On June 22, 2021, the U.S. Senate passed a bill titled as the Accelerating Holding Foreign Companies Accountable Act, or AHFCA Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

Further, the PCAOB adopted a final rule on September 22, 2021 implementing the HFCA Act. Such final rule, however, remains subject to the SEC’s approval and it remains when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations and or PCAOB’s rule will be adopted.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The PCAOB adopted a final rule on September 22, 2021 implementing the HFCA Act, subject to SEC approval. The final rules adopted by the SEC relating to the HFCA Act became effective on January 10, 2022.

On August 26, 2022, the PCAOB signed a SOP with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong which establishes a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. The PCAOB was required to reassess its determinations as to whether it is able to carry out inspections and investigations completely and without obstruction by the end of 2022. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Congress passed fiscal year 2023 Omnibus spending legislation in December 2022, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

Our current auditor, Enrome LLP, an independent registered public accounting firm, has been retained to audit the financial statements for the fiscal year ended June 30, 2025, and has been our auditor since August 22, 2023. Enrome LLP is subject to PCAOB inspections and the PCAOB is able to inspect our auditor. We cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event that there is a lack of inspection or if Enrome LLP is unable to permit an inspection by the PCAOB, however unlikely, our shares would be prohibited under the HFCA Act which may lead a securities exchange to determine to delist our shares. Such potential delisting would substantially impair your ability to sell or purchase our shares when you wish to do so, and such risk and uncertainty associated with a potential delisting due to a lack of inspection would have a negative impact on the price of our shares.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our future business and operations.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our future business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our future business and operating results.

Adverse changes in China’s political, economic or social conditions or government policies could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially adversely affect our competitive position.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	the higher level of government involvement;

●	the early stage of development of the market-oriented sector of the economy;

●	the relatively rapid growth rate;

●	the higher level of control over foreign exchange; and

●	the allocation policies of resources.

While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. The PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with any future offering, we may be subjected to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We may also be subjected to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. Going forward we may have operations, agreements with third parties, and make sales in China, which may experience corruption. Our future activities in China may create the risk of unauthorized payments or offers of payments by one of the employees of our Company, because sometimes these employees are out of our control. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

The PRC government may issue further restrictive measures in the future.

We cannot assure you that the PRC’s government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our existing and future operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our existing and future business operations, which could further adversely affect our business and prospects.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC resident holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

SAFE promulgated the Notice of SAFE on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or SAFE Circular 13, on February 13, 2015, which was effective on June 1, 2015. SAFE Circular 13 cancels two administrative approval items: foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, instead. Banks shall directly examine and handle foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, and SAFE and its branch shall indirectly regulate the foreign exchange registration of direct investment through banks.

In 2008, to protect our shareholders from possible future foreign ownership restrictions, our Founders signed a series of agreements with Recon-JN, BHD and Nanjing Recon, so Recon-JN became the primary beneficiary of BHD and Nanjing Recon for accounting purposes. On April 1, 2019, as part of our planned organizational restructuring, Recon-BJ entered into a series of VIE agreements with BHD and Nanjing Recon, respectively, under the same terms and conditions as that of the VIE agreements previously entered into by Recon-JN. As a result, the VIEs were effectively transferred from Recon-JN to Recon-BJ. Our beneficial owners, Mr. Chen Guangqiang and Mr. Yin Shenping, both PRC residents, initially completed their SAFE registration at the Jining branch of SAFE. However, they failed to comply with the required procedures to update and amend their SAFE registration in a timely manner.

Failure to register or comply with relevant requirements may subject Mr. Chen, Mr. Yin and our PRC subsidiaries to fines and legal sanctions. The non-compliance could also limit our ability to contribute additional capital to our PRC subsidiaries and restrict their ability to distribute dividends to our company. Additionally, it may constrain our PRC subsidiaries' ability to increase their registered capital or distribute profits. Such risks could have a material adverse effect on our business, financial condition, and results of operations. Due to the lack of interconnection between the SAFE registration systems in Jining and Beijing, Mr. Chen and Mr. Yin have established two new BVI offshore companies to transfer their previously held shares and update their SAFE registration. However, whether the amendment registration can be completed remains uncertain. We urge investors to fully consider this associated risks.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Recon cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of its contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We are also subject to the legal and operational risks associated with being based in and having substantially all operations in China. These risks may result in material changes in operations, or a complete hindrance of Recon’s ability to offer or continue to offer its securities to investors, and could cause the value of Recon’s securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our overall business and financial outlook.

We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We may be subject to various risks and costs associated with the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to our investors, employees, contractors and other counterparties and third parties. The relevant PRC laws apply not only to third-party transactions, but also to transfers of information between us, the Domestic Companies, our subsidiaries and other parties with which we have commercial relations.

The PRC regulatory and enforcement regime with regard to privacy and data security is evolving. The PRC Cybersecurity Law which was promulgated on November 7, 2016 and became effective on June 1, 2017 provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the Cyberspace Administration of China and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. If we provide or are deemed to provide such network products and services to critical information infrastructure operators, or we are deemed to be a critical information infrastructure operator, we would be required to follow cybersecurity review procedures. There can be no assurance that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent us from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon us, if we are to be deemed a critical information infrastructure operator using network products or services without having completed the required cybersecurity review procedures. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period.

On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Data Security Law which shall take effect in September 1, 2021. The Data Security Law provides for data security and privacy obligations of entities and individuals carrying out data activities, prohibits entities and individuals in China from providing any foreign judicial or law enforcement authority with any data stored in China without approval from the competent PRC authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB10 million, suspension of relevant business, and revocation of business permits or licenses.

On August 20, 2021, the Standing Committee of the National People’s Congress adopted the Personal Information Security Law, which shall come into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which proposes to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess personal data of more than one million users. The PRC National Security Law covers various types of national security, including technology security and information security.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

We do not collect, process or use personal information of entities or individuals other than what is necessary for our business and do not disseminate such information. We do not operate mobile apps and we do not possess information on more than a million entities/individuals. Although we believe we currently are not required to obtain clearance from the Cyberspace Administration of China under the Measures for Cybersecurity Review (Revision Draft for Comments) or the Opinions on Strictly Cracking Down on Illegal Securities Activities, we face uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all.

Compliance with the PRC Cybersecurity Law, the PRC National Security Law, the Data Security Law, the Personal Information Protection Law, the Cybersecurity Review Measures, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, including data security and personal information protection laws, may result in additional expenses to us and subject us to negative publicity, which could harm our reputation among users and negatively affect the trading price of our shares in the future. There are also uncertainties with respect to how the PRC Cybersecurity Law, the PRC National Security Law and the Data Security Law will be implemented and interpreted in practice. PRC regulators, including the Ministry of Public Security, the MIIT, the SAMR and the Cyberspace Administration of China, have been increasingly focused on regulation in the areas of data security and data protection, including for mobile apps, and are enhancing the protection of privacy and data security by rule-making and enforcement actions at central and local levels. We expect that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, the PCAOB and other authorities, to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Some of our business operations are conducted in Hong Kong and the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC, Recon-BJ, which is a wholly foreign owned enterprise in China. Recon-BJ is generally subject to laws and regulations applicable to foreign invested enterprises in China and intellectual property protections. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, a series of new PRC laws and regulations have significantly enhanced the protections afforded to intellectual property rights and various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early stage of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

We may be subject to foreign exchange controls in the PRC.

Our PRC subsidiary and affiliates are subject to PRC rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificate for FIEs.” Recon-BJ is an FIE. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “recurrent account” and the “capital account.” Currently, conversion within the scope of the “recurrent account” can be affected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. Accordingly, compliance with SAFE requirements may limit how we are able to use our funds, in ways that we would not be limited if we operated in countries other than China.

Fluctuations in exchange rates could adversely affect the value of our securities.

Changes in the value of the RMB against the U.S. dollar and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on the value of, and any dividends payable on our shares in U.S. dollar terms. For example, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. We do not plan to enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents, if applied to us, may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into Recon-IN and Recon-BJ, limit Recon-IN’s and Recon-BJ’s ability to distribute profits to us or otherwise materially adversely affect us.

On October 21, 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before November 1, 2005, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company (Recon-IN, Recon-BJ, Recon-SD and Recon-GX for our company) may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Due to lack of official interpretation, some of the terms and provisions in the SAFE notice remain unclear and implementation by central SAFE and local SAFE branches of the SAFE notice has been inconsistent since its adoption. Because of uncertainty over how the SAFE notice will be interpreted and implemented, we cannot predict how it will affect our business operations or future strategies. For example, Recon-IN’s, Recon-BJ’s, Recon-SD’s, Recon-GX’s and any prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by our company’s PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by the SAFE notice. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with the SAFE notice, if SAFE requires it, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing subsidiaries in China or the VIE and any other subsidiaries in China or the VIE which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Class A Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Class A Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Class A Ordinary Shares.

Risk of potential adverse impact on our business and operations in China due to tax compliance issues in equity transfers of our PRC subsidiaries.

Several of our PRC subsidiaries have undergone multiple equity transfers in the past. According to the Individual Income Tax Law of the People's Republic of China (IIT Law, 2018 Amendment), where an individual undergoes modification registration for transfer of equities, the registration authority of the market participant shall verify the payment receipt of individual income tax related to the equity transaction. Since we have successfully completed the modification registration processes, taxes related to the previous equity transfers have been duly paid. However, as of the date of this prospectus, we are unable to provide tax certificates for all individual transferors involved in these transactions.

This lack of documentation could expose the company to potential risks, including tax investigations or penalties imposed by the tax authorities. If the tax authorities determine that the transferors did not fully comply with their tax obligations, our PRC subsidiaries or the company may be held liable for any unpaid taxes, penalties, or interest, which could have a material adverse effect on our financial condition and results of operations. Additionally, the absence of such certificates may lead to further scrutiny by tax authorities, which could result in delays or additional costs in completing future transactions involving equity transfers.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove we can enjoy the 5% lower PRC withholding tax rate. Recon HK intends to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from Recon HK.

PRC regulations and potential registration requirements relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.

On August 8, 2006, six PRC regulatory agencies, including the PRC Ministry of Commerce (“MOC”), the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC and SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. The M&A Rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOC as a key regulator for issues related to mergers and acquisitions in China and requiring MOC approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the M&A Rules include new provisions that purport to require that an offshore SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

If the PRC regulatory authorities take the view that the VIE Agreements constitute a reverse merger acquisition or round-trip investment in related party transactions without the approval of the national offices of MOC, they could invalidate the VIE Agreements. Additionally, the PRC regulatory authorities may take the view that any public offering plan will require the prior approval of CSRC. If we cannot obtain MOC or CSRC approval in case we are required to do so, our business and financial performance will be materially adversely affected. We may also face regulatory actions or other sanctions from the MOC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds of any other offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares.

Also, if the CSRC later requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our Class A Ordinary Shares.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the CAC issued the Measures of Cybersecurity Review (Revised Draft for Comments) on July 10, 2021, which requires certain operators who wish to list abroad to file a cybersecurity review with the Office of Cybersecurity Review, such as operators with personal information of more than one million users. On December 28, 2021, the CAC and other twelve PRC regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We cannot assure you, however, that the regulators will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

PRC registration requirements for stock option plans of overseas publicly-listed companies may restrict our ability to adopt equity compensation plans for our directors and employees or otherwise limit our PRC subsidiaries’ ability to distribute profits to us.

In February 2012, SAFE promulgated the Notice on the Administration of Foreign Exchange Matters for Domestic Individuals Participating in the Stock Incentive Plans of Overseas Listed Companies, or the Stock Option Notice, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by SAFE on March 28, 2007. Under the Stock Option Notice and other relevant rules and regulations, PRC residents who participate in stock incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must collectively retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. Such participants must also collectively retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes. We and our PRC employees who have been granted stock options are subject to these regulations. Failure of our PRC stock option holders to complete their SAFE registrations may subject these PRC residents to fines and legal sanctions and may also limit our ability to compensate our employees and directors through equity compensation, limited our PRC subsidiaries’ ability to distribute dividends to us, or otherwise materially adversely affect our business.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

We may be unable to establish and maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results or prevent fraud.

The PRC has historically lagged in western style management, governance and financial reporting concepts and practices, as well as in modern banking, and other control systems. Our current management has little experience with western style management, governance and financial reporting concepts and practices, and we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, and especially given that we are a publicly listed company in the U.S. and subject to regulation as such, we may experience difficulty in establishing management, governance, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. We may have difficulty establishing adequate management, governance, legal and financial controls in the PRC. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

Failure to renew expired Hazardous Waste Operating Permit and unutilized ICP License could adversely affect our operations and financial performance.

Gansu Baihengda operates a facility with an annual capacity of 60,000 tons for the comprehensive utilization and harmless treatment of oilfield oily waste. This facility primarily handles oily sludge, which contains mineral oil components that pose significant environmental risks if not properly managed. Therefore, compliance with the Solid Waste Sludge Environmental Protection Law and the Hazardous Waste Operating Permit Management Regulations is mandatory for the proper treatment and disposal of oily sludge. However, the company's Hazardous Waste Operating Permit, which is essential for the legal operation of the facility, expired on July 26, 2023, and has not yet been renewed. The expired permit could negatively impact the company’s revenue streams and operational efficiency. Moreover, the timeline and outcome of the renewal process remain uncertain. Administrative delays or denial of the renewal could further prevent the company from resuming hazardous waste management activities, adversely affecting its future operations and financial stability.

In addition, Future Gas Station holds an ICP license that has been continuously renewed despite not being utilized. This situation may lead to inefficiencies and additional costs without generating revenue, ultimately impacting the company’s profitability and financial health. The ongoing renewal of the ICP license without active use may also raise concerns among regulatory authorities about the validity of the license and the company’s intentions. This could lead to increased scrutiny or potential regulatory compliance issues.

Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as value-added telecommunication laws and regulations, privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings

●	necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Additionally, companies in the technology industry have recently experienced increased regulatory scrutiny. Any similar reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations.

Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

The recent joint statement by the SEC, proposed rule changes submitted by NASDAQ, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. The PCAOB adopted a final rule on September 22, 2021 implementing the HFCA Act. The final rules adopted by the SEC relating to the HFCA Act became effective on January 10, 2022.

On May 21, 2021, NASDAQ filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on NASDAQ Capital Market, and only permit them to list on NASDAQ Global Select or NASDAQ Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On August 26, 2022, the SEC announced that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

In December 2022, Congress passed its fiscal year 2023 Omnibus spending legislation, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result of the legislation, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

The recent regulatory developments have resulted in additional regulatory compliance costs and uncertainties to our future capital raise activities, business and our share price. In addition, any additional actions, proceedings or rules resulting from these efforts could create new uncertainties for our shareholders, and the market price of our shares could be adversely affected,

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our future offerings, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

NASDAQ may apply additional and more stringent criteria for our continued listing.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny apply additional or more stringent criteria for the continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities meet all enumerated criteria for continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny continued listing or to apply additional and more stringent criteria in the instances, including but not limited to where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit. For the aforementioned concerns, we may be subject to the additional and more stringent criteria of NASDAQ for our continued listing.

Future sales of our Class A Ordinary Shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional Class A Ordinary Shares or securities convertible into or exercisable for Ordinary Shares could reduce the prevailing market price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Ordinary Shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our Class A Ordinary Shares on the Nasdaq Capital Market.

The market price of our Class A Ordinary Shares has been and may continue to be highly volatile. Factors, including changes in the Chinese petroleum and energy industry, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

Additional compliance procedures may be required in connection with future offering(s), due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which went into effect on March 31, 2023. Pursuant to Article 16 of the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Where an issuer offers securities in the same overseas market after overseas initial public offerings or listing, it shall file with the CSRC within three working days after completion of offering. The required filing materials with the CSRC in relation to the offering in the same overseas market include (without limitation): (i) record-filing reports and related undertakings; and (ii) PRC legal opinions issued by domestic law firms (with related undertakings).

Pursuant to the Trial Administrative Measures, we have to file with the CSRC with respect to the future offering(s), and the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents, if the filing documents are complete and in compliance with stipulated requirements. However, during the filing process, the CSRC may request the Company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. As advised by Jingtian & Gongcheng, our PRC counsel, we were not required to complete the filing procedures pursuant to the Trial Measures for our initial public offering because we completed our IPO and listing prior to September 30, 2023. However, we are now required to complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures for subsequent offerings conducted in the U.S. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, any failure or perceived failure of the Company to fully comply with the filing requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations, potentially causing the value of our securities to significantly decline or be worthless.

We have not paid and do not intend to pay dividends on our Ordinary Shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our Class A Ordinary Shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your Class A Ordinary Shares after price appreciation, which may never occur, in order to realize a return on your investment.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, that the CSRC approval is not required in the context of this offering because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (2) we established our PRC subsidiaries, by means of direct investment rather than by merger with or acquisition of PRC domestic companies. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the CAC issued the Measures of Cybersecurity Review (Revised Draft for Comments) on July 10, 2021, which requires certain operators who wish to list abroad to file a cybersecurity review with the Office of Cybersecurity Review, such as operators with personal information of more than one million users. The Cybersecurity Administration of China issued the New Measures for Cybersecurity Review (“New Measures”) on January 4, 2022. The New Measures amends the Measures for Cybersecurity Review (Draft Revision for Comments) released on July 10, 2021. The New Measures came into effect on February 15, 2022. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We have not obtained the approval from either the CSRC or the Office of Cybersecurity Review for this offering, and as advised by our PRC counsel, we do not believe that such approval is necessary under these circumstances or for the time being. We cannot assure you, however, that the regulators will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Any failure or perceived failure by the Company, the Company’s subsidiaries in China or the VIE to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any Chinese laws or regulations in effect requiring that we obtain permission from any Chinese authority to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to our initial public offering from the CSRC.

As advised by Jingtian & Gongcheng, our PRC counsel, as we completed our IPO and listing prior to September 30, 2023, we were not required to complete the filing procedures pursuant to the Trial Measures for our initial public offering. However, as we are planning to conduct further offerings in the U.S., we are now required to complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIE’s operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our initial offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure to obtain or delay in obtaining such approval, complete required filing or procedures, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory agencies may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our initial public offering into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Class A Ordinary Shares. In addition, if the CSRC, or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for our initial public offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the Class A Ordinary Shares.

RISKS RELATED TO OUR CORPORATE STRUCTURE

Our contractual arrangements with the Domestic Companies and their respective shareholders may not be as effective in providing control over these entities as direct ownership.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our Wholly Foreign Owned Enterprise (“WFOE”) and the VIEs and their subsidiaries in China providing certain technical and consultation services. A WFOE is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon Hengda Technology (Beijing) Co., Ltd (“Recon-BJ”) is a WFOE wholly owned by Recon Investment Ltd. (“Recon-IN”), a Hong Kong limited company, which in turn is wholly owned by us. We consolidate the financial results of BHD and Nanjing Recon into our financial statements based on the VIE agreements entered into on April 1, 2019. Most, if not all, of our revenue derives from operations of the VIEs and their subsidiaries. Our Class A Ordinary Shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs or our PRC subsidiary. These Contractual Arrangements may not be as effective in providing us with control over the VIEs as direct ownership. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. In addition, these agreements have not been tested in a court of law.

If we had direct ownership of then VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the Contractual Arrangements with the VIEs. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our Contractual Arrangements with the VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

We conduct our business through BHD, Nanjing Recon, FGS and their respective subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including the laws, rules and regulations governing the validity and enforcement of the Contractual Arrangements between the Wholly Foreign Owned Enterprise (“WFOE”). A WFOE is a limited liability company based in the People’s Republic of China but wholly owned by foreign investors. In our instance, Recon Hengda Technology (Beijing) Co., Ltd (“Recon-BJ”) is a WFOE wholly owned by Recon Investment Ltd. (“Recon-IN”), a Hong Kong limited company, which in turn is wholly owned by us. Recon-BJ and Nanjing Recon, BHD and their respective subsidiaries. We have been advised by our PRC counsel, Jingtian & Gongcheng LLP, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and Contractual Arrangements with the Recon-BJ, Nanjing Recon, BHD and their respective subsidiaries) will not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among the Recon-BJ, Nanjing Recon, BHD and their respective subsidiaries governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. Therefore, the Contractual Arrangements may be determined by PRC authorities to be inconsistent with the laws and regulations of the PRC, including those related to foreign investment in certain industries. Therefore, the relevant Chinese regulatory authorities could disallow this structure and hinder our ability to exert contractual control over the Domestic Companies, which would likely result in a material change in operations and/or value of the Company’s ordinary shares, including that it could cause the value of such securities to significantly decline or become worthless.

If any of the Domestic Companies or their ownership structure or the Contractual Arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses;

•	discontinuing or restricting the operations;

•	imposing conditions or requirements with which the PRC entities may not be able to comply;

•	requiring us and our PRC entities to restructure the relevant ownership structure or operations, including termination of the contractual agreements with the VIE and deregistering the equity pledge of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control the VIE;

•	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business; or

•	imposing fines or confiscating the income from our PRC subsidiaries or the VIE.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Our majority stake in Future Gas Station (Beijing), which now consists of a large operating segment of our business, exposes us to risks related to consumer energy consumption and online payment technologies.

As the energy consumption market opened to private and foreign companies, and as the online payment technology continually developed, we began investing in the downstream oil industry. Over the years, we developed a close relationship with Future Gas Station (Beijing) (also referred to as “FGS”) and we now own 51% of the equity of FGS. As such, our majority stake in FGS presents both a substantial investment in the downstream of the oil industry and comprises a large part of our operations. As such, our controlling interest in FGS represents both a significant investment in the downstream of the oil industry and a large part of our business. The development of FGS depends on its cooperation with gas stations. At present, most of the gas stations in China are owned by the sales companies of PetroChina and Sinopec, so FGS’s business expansion is largely dependent on the development of electronic payment systems and online settlement systems of these major oil companies and their cooperation decisions. As these major oil companies gradually increase their efforts in research and development and deployment of self-built systems, their willingness to cooperate with third-party service and operations support companies such as FGS will decrease or the depth of their cooperation will decrease, resulting in FGS’s growth potential being limited and unable to meet our expectations at the time we acquired FGS. Due to an internal operational decision made by Sinopec Sales Company in May 2025, Sinopec will cease direct cooperation with any external companies, including FGS. As a result, FGS’s business is expected to experience a significant decline beginning in July 2025, which may lead to substantial losses. FGS is currently exploring new business ventures and client acquisition opportunities; however, there is no guarantee of success. We may suffer a significant loss on our substantial investment in FGS.

Our contractual arrangements with the Domestic Companies may result in adverse tax consequences to us.

As a result of our corporate structure and contractual arrangements between Recon-BJ and the Domestic Companies, we are effectively subject to several PRC taxes on both revenue generated by Recon-BJ’s operations in China and revenue derived from Recon-BJ’s contractual arrangements with the Domestic Companies. Moreover, we would be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between Recon-BJ and the Domestic Companies were not on an arm’s length basis and therefore constitute a favorable transfer pricing. As a result, the PRC tax authorities could request that we adjust our taxable income upward for PRC tax purposes. If the PRC tax authorities took such action, such authorities would be able to establish in its sole discretion the amount of tax payable by Recon-BJ, so we cannot predict the effect of such action on our company other than the likely effect that our profits would decrease. Such a pricing adjustment could adversely affect us by:

●	increasing our tax expenses, which could subject Recon-BJ to late payment fees and other penalties for under-payment of taxes; and/or

●	resulting in Recon-BJ’s loss of preferential tax treatment.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. The shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material and adverse effect on our ability to effectively control the VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise the shareholder will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

The principal shareholders of the Domestic Companies have potential conflicts of interest with us, which may adversely affect our business.

Shenping Yin, our Chief Executive Officer, and Guangqiang Chen, our Chief Technology Officer, are significant shareholders in our company. They are also the principal shareholders of each of the Domestic Companies and collectively control the Domestic Companies. Conflicts of interests between their duties to our company and the respective Domestic Companies may arise. For example, Mr. Yin and Mr. Chen could cause a Domestic Company to fail to take actions that are in the best interests of our Company or to fail to pay dividends to Recon-BJ despite its contractual obligation to do so if making such payment would harm the Domestic Company.

As Mr. Yin and Mr. Chen are also directors and executive officers of our company, they have duties of loyalty and care to us under Cayman Islands law when there are any potential conflicts of interests between our company and the Domestic Companies. Each of Mr. Yin and Mr. Chen has executed an irrevocable power of attorney to appoint the individual designated by us to be his attorney-in-fact to vote on his behalf on all matters related to the Domestic Companies requiring shareholder approval. We cannot assure you, however, that if conflicts of interest arise, they will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, Mr. Yin and Mr. Chen could violate their respective employment agreements with us or their legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Mr. Yin and Mr. Chen, as applicable, we would have to rely on legal proceedings, which could result in the disruption of our business.

Any deterioration of the relationship between Recon-BJ and the Domestic Companies could materially and adversely affect the overall business operation of our company.

Our relationship with the Domestic Companies is governed by their agreements with Recon-BJ, which are intended to provide us, through our indirect ownership of Recon-BJ, with effective control over the business operations of the Domestic Companies. However, these agreements may not be effective in providing control over the applications for and maintenance of the licenses required for our business operations. The Domestic Companies could violate these agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under these agreements and, as a result, our operations, reputation, business and stock price could be severely harmed.

If Recon-BJ exercises its purchase option of the Domestic Companies’ equity pursuant to the Exclusive Equity Interest Purchase Agreement, payment of the purchase price could materially and adversely affect our financial position.

Under the Exclusive Equity Interest Purchase Agreement, Recon-BJ holds an option to purchase all or a portion of the equity of the Domestic Companies at a price, based on the capital paid in by the Domestic Company shareholders. If applicable PRC laws and regulations require an appraisal of the equity interest or provide other restriction on the purchase price, the purchase price shall be the lowest price permitted under the applicable PRC laws and regulations. As the Domestic Companies are already contractually controlled affiliates to our company, Recon-BJ’s purchase of the Domestic Companies’ equity would not bring immediate benefits to our company and the exercise of the option and payment of the purchase prices could adversely affect our financial position and available working capital.

Our dual class structure may be dilutive to the voting power of Class A Ordinary Shareholders.

At the 2021 annual meeting, our shareholders approved a special resolution to implement a dual class structure establishing Class A and Class B Ordinary Shares. The dual class structure of our ordinary shares has the effect of concentrating voting control with holders of Class B Ordinary Shares. Our Class B Ordinary Shares have stronger voting power than our Class A Ordinary Shares and certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

Our classified board structure may prevent a change in our control.

Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2026, 2027 and 2028. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the shareholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our shareholders.

Shareholder rights under Cayman Islands law may differ materially from shareholder rights in the United States, which could adversely affect the ability of us and our shareholders to protect our and their interests.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Act (As Revised) and the common law of the Cayman Islands. The right of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate laws. Moreover, our company could be involved in a corporate combination in which dissenting shareholders would have no rights comparable to appraisal rights which would otherwise ordinarily be available to dissenting shareholders of United States corporations. However, Cayman Islands statutory law does provide a mechanism for a dissenting shareholder in a merger or consolidation to apply to the Grand Court for a determination of the fair value of the dissenter’s shares if it is not possible for the dissenter and the Company to agree a fair price within the time limits prescribed. Also, our Cayman Islands counsel is not aware of a significant number of reported derivative actions having been brought in Cayman Islands courts. Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings which are similar. Such actions are ordinarily available in respect of United States corporations in U.S. courts. Finally, Cayman Islands companies may not have stood to initiate shareholder derivative action before the federal courts of the United States. As a result, our public shareholders may face different considerations in protecting their interests in actions against the management, directors or our controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, and our ability to protect our interests may be limited if we are harmed in a manner that would otherwise enable us to sue in a United States federal court.

As we are a Cayman Islands company and most of our assets are outside the United States, it will be extremely difficult to acquire jurisdiction and enforce liabilities against us and our officers, directors and assets based in China.

We are a Cayman Islands exempt company, and our corporate affairs are governed by our Memorandum and Articles of Association and by the Cayman Islands Companies Act (As Revised) and other applicable Cayman Islands laws. Certain of our directors and officers reside outside of the United States. In addition, the Company’s assets will be located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon our directors or officers and our subsidiaries, or enforce against any of them court judgments obtained in United States’ courts, including judgments relating to United States federal securities laws. In addition, there is uncertainty as to whether the courts of the Cayman Islands and of other offshore jurisdictions would recognize or enforce judgments of United States’ courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States or any state thereof on the grounds that such provisions are penal in nature, or be competent to hear original actions brought in the Cayman Islands or other offshore jurisdictions predicated upon the securities laws of the United States or any state thereof. Our Cayman Islands’ counsel has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands’ judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. Furthermore, because the majority of our assets are located in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of the VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be materially and adversely affected.

There are possible economic risks posed by foreign exchange rate fluctuations between the U.S. Dollar and RMB.

The Domestic Companies, such as Recon-IN and Recon-BJ classify the RMB as their functional currencies. Because our functional currency, as the Cayman Islands holding entity, is the U.S. Dollar, we are exposed to foreign exchange risks from fluctuations with the exchange rates among the U.S. Dollar and the RMB. Notwithstanding that Domestic Companies conduct operations and transactions in RMB, we ultimately believe that there should not be any U.S. Dollar/RMB exchange rate fluctuations because the inter-company receivable is denominated in U.S. Dollars. It is possible, however, that foreign exchange rate fluctuations may materially impact the Domestic Companies’ operations and certain transactions, which would affect our overall operations and the value of the Ordinary Shares you have invested in us.

RISKS RELATED TO OUR ORDINARY SHARES

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the NASDAQ Capital Market. Press releases relating to financial results and material events are also furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer. As a Cayman Islands company listed on the NASDAQ Capital Market, we are subject to the NASDAQ Capital Market corporate governance listing standards. However, NASDAQ Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NASDAQ Capital Market corporate governance listing standards. To the extent that we choose to utilize the home country exemption for corporate governance matters, our shareholders may be afforded less protection than they otherwise would under the NASDAQ Capital Market corporate governance listing standards applicable to U.S. domestic issuers. We follow home country practice with respect to annual shareholders meetings.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share you paid. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by existing investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by existing investors.

Future sales of a significant number of our Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares.

Future sales of a substantial number of our Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. If any existing shareholder or shareholders sell a substantial amount of our Class A Ordinary Shares, the prevailing market price for our Class A Ordinary Shares could be adversely affected. In addition, if we pay for our future acquisitions in whole or in part with additionally issued Class A Ordinary Shares, your ownership interests in our company would be diluted and this, in turn, could have a material and adverse effect on the price of our Class A Ordinary Shares.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for general corporate purposes, including for our research and development needs for current and future products, expansion of marketing efforts, and possible acquisitions of complementary assets or businesses. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

See “Plan of Distribution” elsewhere in this prospectus for more information.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;
●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$35,416
Legal Fees and Expenses	143,571
Accounting Fees and Expenses	15,000
Miscellaneous Expenses	600,000
Total Expenses	$793,987

*To be determined

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer our Class A ordinary shares, share purchase contracts, share purchase units, warrants, rights or units, with a total value of up to $300,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate offering price;

●	Rates and times of payment of dividends, if any;

●	Redemption, conversion, exercise and exchange terms, if any;

●	Restrictive covenants, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

DESCRIPTION OF SHARE CAPITAL

We (Recon Technology, Ltd) are a Cayman Islands exempted company with limited liability duly incorporated and registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our Fourth Amended and Restated Memorandum and Articles of Association, the Companies Act (as revised) of the Cayman Islands, which is referred to as the Companies Act below, and the laws of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

Our authorized share capital consists of US$58,000 divided into 500,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each and 80,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each. As of the date of this prospectus, 10,627,426 Class A Ordinary Shares and 20,000,000 Class B Ordinary Shares are issued and outstanding. We have 0 options from our share option pool.

Ordinary Shares

Holders of Class A Ordinary Shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors and auditor. Holders of Class B Ordinary Shares are entitled to cast fifteen votes on all matters submitted to a vote of shareholders, including the election of directors and auditor. The holders of all ordinary shares are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred shares. Such holders do not have any preemptive rights to subscribe for additional shares. All holders of ordinary shares are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to any preference of any then authorized and issued preferred shares. All outstanding ordinary shares are fully paid and non-assessable.

On March 29, 2024, the Company held its annual meeting, at which the Company’s shareholders approved (i) a capital increase to the authorized share capital by the creation of 350,000,000 additional Class A Shares with a nominal or par value of US$0.0925 each and 60,000,000 Class B ordinary shares with a nominal or par value of US$0.0925 each; (ii) a share consolidation or reverse share split of only the Class A Shares, at a ratio of one-for-eighteen (the “2024 Reverse Share Split”), such that there were then 27,694,610.80 Class A Shares with a nominal or par value of US$1.67 (together with 60,000,000 Class B ordinary shares with a nominal or par value of US$0.0925 each); (iii) a subsequent share subdivision of all shares at a ratio of 1:17,349.9459 into 480,500,000,000 Class A Shares with a nominal or par value of US$0.0001 each and 56,000,000,000 Class B ordinary shares with a nominal or par value of US$0.0001 each; and (iv) a final capital reduction by the cancellation of 480,000,000,000 unissued Class A Shares and the cancellation of 55,920,000,000 unissued Class B ordinary shares, such that the final authorized share capital of the Company, following each of the above stages was amended from: US$15,725,000 divided into 150,000,000 Class A ordinary shares of a nominal or par value of US$0.0925 each, and 20,000,000 Class B ordinary shares of a nominal or par value of US$0.0925 each, to: US$58,000 divided into 500,000,000 Class A Shares of a nominal or par value of US$0.0001 each and 80,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 each (collectively, the “Capital Amendment”). No fractional ordinary shares were issued to any shareholders in connection with the Capital Amendment. Each shareholder will be entitled to receive one ordinary share in lieu of the fractional share that would have resulted from the Capital Amendment.

Preferred Shares

Pursuant to our Articles and Cayman Islands law, our Company may by Special Resolution establish one or more series of preferred shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the Special Resolution. Any preferred shares issued will include restrictions on voting and transfer intended to avoid having us constitute a “controlled foreign corporation” for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us. The issuance of preferred shares could also adversely affect the voting power of the holders of the ordinary shares deny shareholders the receipt of a premium on their ordinary shares in the event of a tender or other offer for the ordinary shares and have a depressive effect on the market price of the ordinary shares.

Class B Ordinary Shares

Under the Fourth Amended and Restated Memorandum and Articles of Association of the Company, each Class B Ordinary Share is convertible into one-eighteenth (1/18) of one Class A Ordinary Share at any time by the holder. The number of Class B Ordinary Shares held by a holder will be automatically and immediately converted into corresponding number of Class A Ordinary Shares in the ratio of 1/18 upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder. Furthermore, Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Finally, except for voting rights and conversion rights as set forth in the Fourth Amended and Restated Memorandum and Articles of Association of the Company, the Class A Ordinary Shares and the Class B Ordinary Shares shall have the same rights, preferences, privileges and restrictions.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. An ordinary resolution is a resolution that must be approved by holders of a majority of outstanding voting shares to become effective. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
•	in many circumstances, sub-divide our existing shares, or any of them, into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share form which the reduced share is derived; and
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by Special Resolution and subject to the provisions of Cayman Islands law, carry out a capital reduction. Our Articles of Association provide that a Special Resolution is also required to reduce any capital redemption reserve fund. A special resolution is a resolution that must be approved by holders of more than two-thirds (2/3) of the outstanding voting shares to become effective, provided, however a company’s Articles of Association may impose a higher threshold. Our Articles of Association require that Special Resolutions receive at least two-thirds (2/3) approval.

Corporation Governance

•	We have adopted NASDAQ-mandated corporate governance measures, including a Board of Directors comprised of a majority of independent directors. We have established an Audit Committee, a Nominating Committee and a Compensation Committee, and each committee is comprised solely of independent directors. We have also adopted a Code of Ethics and have taken other steps to ensure proper corporate governance.
•	Under Cayman Islands law, our Directors have a fiduciary duty to the Company. They have a duty to act in good faith in their dealings with or on behalf of our company and exercise their powers and fulfill the duties of their office honestly. These duties have four essential elements: (i) a duty to act in good faith in the best interests of the Company; (ii) a duty not to personally profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise the powers of a director for the purpose for which such powers were intended.
•	Cayman Islands law and our Articles of Association provide that shareholders may approve matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
•	Cayman Islands law and our Articles of Association allow our shareholders holding not less than ten percent (10%) of the paid up voting share capital of the Company to requisition a shareholder’s meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles of Association require us to call such meetings.
•	Under our Articles of Association, directors can be removed with cause or by a special resolution (being the vote of holders of a two thirds majority of our shares), cast at a general meeting, or the unanimous written resolution of all shareholders.

•	All material related party transactions must be approved by our board of directors. Such material related party transactions must be made or entered into on bona fide terms in the best interests of the Company and not with the effect of constituting a fraud on the minority shareholders.
•	Under the Companies Act of the Cayman Islands and our Articles of Association, our Company may be voluntarily dissolved, liquidated or wound up only by the vote of holders of two-thirds of our shares voting at a meeting or by ordinary resolutions at a meeting if the Company is no longer able to pay its debts as they fall due or in each case by the unanimous written resolution of all shareholders. In addition, our Company may be wound up by the Grand Court of the Cayman Islands if the Company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company be wound up.

•	Our Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from fraud, willful neglect or default of such directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.
•	There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
•	Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our Memorandum and Articles of Association. However, we will provide our shareholders with annual audited consolidated financial statements.

Anti-takeover Effects

•	Our board of directors is divided into three (3) classes of directors. The current terms of the directors expire in 2023, 2024 and 2025. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the shareholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our shareholders.
•	As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting.
•	A plan of merger or consolidation must be approved by (i) a shareholder resolution of each constituent company by a special resolution (being a 2/3rd majority).
•	When a take-over offer is made and accepted (within four (4) months) by holders of not less than 90% of the shares affected, the offeror may, within a two (2) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights.
•	Under Cayman Islands law and our Articles of Association, if at any time the share capital is divided into more than one class of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the shareholders of two thirds s (2/3) of the issued shares of that class or with the sanction of a resolution passed by not less than two thirds (2/3) of such holders of the shares of that class.
•	As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by way of a Special Resolution with the vote of holders of two-thirds (2/3) of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Stock Option Plan

As of the date of this prospectus, there were no outstanding options to purchase ordinary shares issued out of our share option pool.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “RCON”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC located in 18 Lafayette Place, Woodmere, New York 11598 U.S. Our transfer agent’s phone number is +1 (212) 828-8436.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our ordinary shares or any combination thereof. We may issue warrants independently or together with ordinary shares or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of shares of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares or depositary shares that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or depositary shares purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares or depositary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

LEGAL MATTERS

Kaufman & Canoles, P.C., Richmond, Virginia is acting as counsel to our company regarding U.S. securities law matters. The validity of the securities being offered herein is being passed upon for us by Campbells LLP, Grand Cayman, Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the years ended June 30, 2025 and 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the years ended June 30, 2025 and 2024 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus. The financial statements for the six months ended December 31, 2024 and 2023 are included in our Report on Form 6-K, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 15, 2025;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on February 5, 2024, February 13, 2024, April 2, 2024, April 25, 2024, March 27, 2025, March 31, 2025, May 19, 2025 and September 2, 2025.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Recon Technology, Ltd

Room 601, No. 1 Shui’an South Street

Chaoyang District, Beijing, 100107

People’s Republic of China

+86 (10) 8494-5799

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http http://www.recon.cn/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (28 Liberty St. New York, NY 10005) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

We have been advised by Campbells LLP, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the Cayman Islands. We have also been advised by Campbells LLP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the Cayman Islands under the common law doctrine of obligation. A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECON TECHNOLOGY, LTD

Up to $100,000,000

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

Pacific Century Securities LLC

July 28, 2026